The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-277287
Subject to Completion, dated June 26, 2024
Prospectus Supplement
(To Prospectus dated February 22, 2024)
$
ESSENT GROUP LTD.
   % Senior Notes due
Essent Group Ltd. (“Essent Group”) is offering $      aggregate principal amount of its    % Senior Notes due                 . The notes will bear interest at a rate of    % per year, payable semi-annually in arrears on and      of each year, beginning on           ,            . The notes will mature on                 unless earlier redeemed. We may redeem the notes at any time or from time to time, in whole or in part, at the applicable redemption price as described in this prospectus supplement in the section titled “Description of the Notes — Optional Redemption.” Essent Group may also redeem all of the notes under the circumstances described in the section titled “Description of Notes — Redemption for Changes in Withholding Taxes.”
The notes will be general unsecured, senior obligations of Essent Group and will rank equally in right of payment with all of its other existing and future obligations that are unsecured and unsubordinated; senior in right of payment to Essent Group’s existing and future obligations that are expressly subordinated in right of payment to the notes; effectively subordinated to any secured indebtedness of Essent Group or the applicable subsidiary guarantor to the extent of the value of the assets securing such indebtedness; and structurally subordinated to all existing and future liabilities of our subsidiaries that do not guarantee the notes, including their borrowings and guarantee liabilities, claims with respect to insured policies and trade payables. See “Description of the Notes — Ranking.”
We do not intend to list the notes on any securities exchange or automated dealer quotation system.
This prospectus supplement amends and supplements, and should be read in conjunction with, the prospectus in our registration statement on Form S-3 filed with the U.S. Securities and Exchange Commission (Registration No. 333-277287) on February 22, 2024.
Investing in the notes involves risks. You should carefully consider the discussion under “Risk Factors” beginning on page S-6 of this prospectus supplement, on page 3 of the accompanying prospectus and in the reports we file with the Securities and Exchange Commission (the “SEC”) that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

	Per Note	Total
Public offering price(1)	%	$
Underwriting discount	%	$
Proceeds to Essent Group Ltd. (before expenses)(1)	%	$

(1)
Plus accrued interest, if any, from, and including,           , 2024.

Neither the SEC, any state securities commission, the Registrar of Companies in Bermuda, or the Bermuda Monetary Authority (the “BMA”), nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The underwriters expect to deliver the notes to purchasers in registered book-entry form only, through the facilities of The Depository Trust Company and the accounts of its direct participants, including Euroclear Bank S.A./N.V. (“Euroclear”), as operator of the Euroclear System, or Clearstream Banking S.A. (“Clearstream”), on or about , 2024.

Joint Book-Running Managers
J.P. Morgan BofA Securities
Goldman Sachs & Co. LLCCitizens Capital Markets US Bancorp
Prospectus Supplement dated           , 2024.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
Unless the context otherwise indicates or requires, the terms “we,” “our,” “us,” “Essent,” and the “Company,” as used in this prospectus supplement, refer to Essent Group Ltd. and its directly and indirectly owned subsidiaries, including our primary operating subsidiaries, Essent Guaranty, Inc. and Essent Reinsurance Ltd. When we use the term “Essent Group,” we are only referring to Essent Group Ltd. and not its subsidiaries.
This document is comprised of two parts. The first part is the prospectus supplement, which describes the specific terms of this note offering and certain other matters relating to us and our financial condition, and it adds to and updates information contained in the accompanying prospectus and documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, dated February 22, 2024, which provides more general information about the securities Essent Group may offer from time to time under the registration statement referred to below, some of which does not apply to the notes covered by this prospectus supplement. If there is a conflict between the information in this prospectus supplement, on the one hand, and the information in the accompanying prospectus, on the other hand, the information in this prospectus supplement will control. You should read both this prospectus supplement and the accompanying prospectus together with the additional information described in “Where You Can Find More Information” and the documents listed in “Incorporation of Certain Information by Reference” before you decide whether to invest in the notes.
In making an investment decision, you must rely on your own examination of Essent and the terms of this offering and the notes, including the merits and risks involved. We are not making any representation to any purchaser of the notes regarding the legality of an investment in the notes by such purchaser. You should not consider any information in this prospectus supplement or the accompanying prospectus to be legal, business or tax advice. You should consult your own attorney, business advisor or tax advisor for legal, business and tax advice regarding an investment in the notes.
Essent has not, and the underwriters have not, authorized any other person to provide you with additional information or information different than the information in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any free writing prospectus that Essent authorizes to be distributed to you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus, any free writing prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since such respective dates.
Essent Group is not and the underwriters are not making an offer to sell the notes or soliciting an offer to buy the notes in any jurisdiction where the offer or sale is not permitted. The notes may not be offered or sold in Bermuda and offers may only be accepted from persons resident in Bermuda, for Bermuda exchange control purposes, where such offers have been delivered outside of Bermuda.
TRADEMARKS
We have proprietary rights to trademarks used in this prospectus supplement that are important to our business, including Essent® and Essent Group®, many of which are registered under applicable intellectual property laws. Solely for convenience, trademarks and trade names referred to in this prospectus supplement may appear without the “®” or “TM” symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Each trademark, trade name or service mark of any other company appearing in this prospectus supplement is the property of its respective holder.

S-ii

MARKET, INDUSTRY AND OTHER DATA
This prospectus supplement includes market and industry data and forecasts that we have developed from independent research firms, publicly available information, various industry publications, other published industry sources or our internal data and estimates. Independent research reports, industry publications and other published industry sources generally indicate that the information contained therein was obtained from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. Our internal data, estimates and forecasts are based on information obtained from trade and business organizations and other contacts in the markets in which we operate and our management’s understanding of industry conditions.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION
In addition to historical information, this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein, contain statements relating to events, developments or results that we expect or anticipate may occur in the future. These statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the U.S. Private Securities Litigation Reform Act of 1995. In most cases, forward-looking statements may be identified by words such as “anticipate,” “may,” “will,” “could,” “should,” “would,” “expect,” “intend,” “plan,” “goal,” “contemplate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “seek,” “strategy,” “future,” “likely” or the negative or other variations on these words and other similar expressions. These statements, which may include, without limitation, projections regarding our future performance and financial condition, are made on the basis of management’s current views and assumptions with respect to future events. Any forward-looking statement is not a guarantee of future performance and actual results could differ materially from those contained in the forward-looking statement. These statements speak only as of the date they were made, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. We operate in a changing environment. New risks emerge from time to time and it is not possible for us to predict all risks that may affect us. The forward-looking statements, as well as our prospects as a whole, are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements, including:
•
changes in or to Fannie Mae and Freddie Mac (collectively, the “GSEs”), whether through Federal legislation, restructurings or a shift in business practices;

•
failure to continue to meet the mortgage insurer eligibility requirements of the GSEs;

•
competition for our customers or the loss of a significant customer;

•
lenders or investors seeking alternatives to private mortgage insurance;

•
increase in the number of loans insured through Federal government mortgage insurance programs, including those offered by the Federal Housing Administration;

•
decline in the volume of low down payment mortgage originations;

•
uncertainty of loss reserve estimates;

•
decrease in the length of time our insurance policies are in force;

•
deteriorating economic conditions;

•
the scope of recently enacted tax reform and its impact on us, our shareholders and our operations;

•
the definition of “Qualified Mortgage” reducing the size of the mortgage origination market or creating incentives to use government mortgage insurance programs;

•
the definition of “Qualified Residential Mortgage” reducing the number of low down payment loans or lenders and investors seeking alternatives to private mortgage insurance;

•
the implementation of the Basel rules, which may discourage the use of private mortgage insurance;

•
management of risk in our investment portfolio;

S-iii

•
fluctuations in interest rates;

•
inadequacy of the premiums we charge to compensate for our losses incurred;

•
dependence on management team and qualified personnel;

•
disturbance to our information technology systems;

•
change in our customers’ capital requirements discouraging the use of mortgage insurance;

•
declines in the value of borrowers’ homes;

•
limited availability of capital or reinsurance;

•
unanticipated claims arise under and risks associated with our contract underwriting program;

•
industry practice that loss reserves are established only upon a loan default;

•
disruption in mortgage loan servicing, as a result of COVID-19 or otherwise;

•
risk of future legal proceedings;

•
customers’ technological demands;

•
our non-U.S. operations becoming subject to U.S. Federal income taxation;

•
becoming considered a passive foreign investment company for U.S. Federal income tax purposes; and

•
potential inability of our insurance subsidiaries to pay dividends.

For more information regarding these risks and uncertainties as well as certain additional risks that we face, you should review the discussion under “Risk Factors” in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, including the discussion under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2023, and the discussion under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, and those risks detailed in our subsequent reports and registration statements filed from time to time with the SEC. We caution you not to place undue reliance on these forward-looking statements, which are current only as of the date of the document in which they are included.
Forward-looking statements speak only as of the date of this prospectus supplement. Except as expressly required under federal securities laws and the rules and regulations of the SEC, we do not have any obligation, and do not undertake, to update any forward-looking statements to reflect events or circumstances arising after the date of this prospectus supplement, whether as a result of new information or future events or otherwise. You should not place undue reliance on the forward-looking statements included in this prospectus supplement or that may be made elsewhere from time to time by us, or on our behalf. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY
This summary contains certain information about us and this offering, including the notes offered hereby. It highlights selected information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference and does not contain all of the information that you should consider before investing in the notes. Before making an investment decision and for a more complete understanding of this offering and our business, you should read this entire prospectus supplement, including the section titled “Risk Factors,” the accompanying prospectus, our financial statements and the accompanying notes to the financial statements in our Annual Report on Form 10-K for the year ended December 31, 2023, and the other documents incorporated by reference into this prospectus supplement, the accompanying prospectus, any related free writing prospectus we have authorized and all documents that we filed with the SEC that are incorporated by reference herein or therein.
Business Overview
We serve the housing finance industry by offering private mortgage insurance, reinsurance, risk management products and title insurance and settlement services to mortgage lenders, borrowers, and investors to support homeownership.
Private mortgage insurance plays a critical role in the U.S. housing finance system, extending affordable homeownership by facilitating the sale of low down payment loans into the secondary market. Fannie Mae and Freddie Mac, which we refer to collectively as the GSEs, are U.S. Federal government-sponsored enterprises which purchase residential mortgages from banks and other lenders and guaranty mortgage-backed securities that are offered to investors in the secondary mortgage market. The GSEs are restricted by their charters from purchasing or guaranteeing low down payment loans, defined as loans with less than a 20% down payment, that are not covered by certain credit protections. Private mortgage insurance satisfies the GSEs’ credit protection requirements for low down payment loans. Essent and other private mortgage insurers provide credit protection to lenders and mortgage investors, supporting a robust secondary mortgage market in the United States by covering a portion of the unpaid principal balance of a mortgage and certain related expenses in the event of a default. In doing so, we provide private capital to mitigate mortgage credit risk, allowing lenders to make additional mortgage financing available to prospective homeowners.
Essent Guaranty, Inc. (“Essent Guaranty”), our wholly owned primary U.S. mortgage insurance subsidiary, is approved by Fannie Mae and Freddie Mac and licensed to write private mortgage insurance coverage in all 50 states and the District of Columbia. Our U.S. mortgage insurance operations generated new insurance written, or NIW, of approximately $8.3 billion for the three months ended March 31, 2024, and approximately $47.7 billion for the year ended December 31, 2023. The financial strength ratings of Essent Guaranty are A3 with a positive outlook by Moody’s Investors Service, A- with a stable outlook by S&P Global Ratings, and A (Excellent) with a stable outlook by A.M. Best Company.
We also offer mortgage-related insurance and reinsurance and risk-management products through our wholly owned Bermuda-based subsidiary, Essent Reinsurance Ltd. (“Essent Re”). As of March 31, 2024, Essent Re provided insurance or reinsurance relating to GSE risk share or other reinsurance transactions covering approximately $2.3 billion of risk. Essent Re also reinsures Essent’s primary NIW that we write in the U.S. under a quota share reinsurance agreement.
As a result of our acquisition of Agents National Title Insurance Company, a title insurance underwriter, and Boston National Holdings LLC, an independent title agency, effective July 1, 2023, we also offer title insurance products through a network of title insurance agents, and title and settlement services.
Essent Group Ltd. is organized as a limited liability company under the laws of Bermuda. Our registered office is located at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda and our telephone number is 441-297-9901. Our common shares are listed on the New York Stock Exchange under the symbol “ESNT”. Our corporate website address is www.essentgroup.com. We have included our website address in this prospectus supplement solely as an inactive textual reference. We do not incorporate the information contained on, or accessible through, our corporate website into this prospectus supplement, and you should not consider it to be part of this prospectus supplement.

Recent Developments
Amendment to Revolving Credit Facility
On June 26, 2024, we entered into a refinancing agreement (the “Refinancing Agreement”) with Bank of America, N.A., as administrative agent under the Revolving Credit Agreement (as defined below), JP Morgan Chase Bank, N.A., as administrative agent under our Third Amended and Restated Credit Agreement, dated as of December 10, 2021 (as amended from time to time prior to the effectiveness of the Revolving Credit Agreement (as defined below), the “Existing Credit Agreement”) and certain other lenders party thereto. Under the Refinancing Agreement, the Refinancing Agreement Revolving Lenders (as defined therein) have agreed to provide us with a five-year unsecured revolving credit facility of up to $500 million of senior unsecured revolving loans (the “Revolving Credit Facility”), which is intended to replace our existing senior secured credit facility (the “Existing Credit Facility”). The Revolving Credit Facility also provides for an aggregate principal amount of up to $250 million in uncommitted incremental revolving credit facilities that may be exercised at Essent’s option, so long as Essent receives sufficient commitments from the bank lenders. The closing of the Revolving Credit Facility is subject to the satisfaction of certain customary closing conditions described in the Refinancing Agreement and the Revolving Credit Agreement, including the closing of the notes offered hereby and the repayment of all borrowings outstanding under the term loan portion of our Existing Credit Facility. Upon the satisfaction of all such closing conditions, the Fourth Amended and Restated Credit Agreement, a form of which is annexed to the Refinancing Agreement (the “Revolving Credit Agreement”), will become effective and will amend and restate the Existing Credit Agreement. Upon its effectiveness, the Refinancing Agreement Revolving Lenders will act as revolving lenders under the Revolving Credit Agreement, and Bank of America, N.A. will act as administrative agent.
The notes offered hereby will be guaranteed by any of our subsidiaries that are parties to, or obligors of our obligations under, the Revolving Credit Facility. As of the closing of this offering, none of our subsidiaries are expected to be parties to, or obligors of, the Revolving Credit Facility. If any of our subsidiaries were to guarantee (or become a co-borrower in respect of) our obligations under the Revolving Credit Facility, within 15 days of such event, Essent Group shall cause such subsidiary to become a guarantor of the notes offered hereby under the indenture. See “Description of the Notes — Guarantees.” None of our insurance subsidiaries will guarantee the notes or be an obligor of the Revolving Credit Facility. Upon the consummation of this offering of the notes and the application of the net proceeds thereof as described in this prospectus supplement, we expect that all conditions to the closing of the Revolving Credit Facility will be satisfied and that the Existing Credit Facility will terminate. To the extent that all of the conditions to the closing of the Revolving Credit Facility are not satisfied at the closing of this offering, the Existing Credit Facility will remain in effect except that certain covenants including the requirement to provide collateral will no longer apply upon Essent Group obtaining the requisite rating as provided in the Existing Credit Agreement as of the closing of this offering.
We will be subject to certain covenants under the Revolving Credit Agreement, including a maximum debt-to-total capitalization ratio of 30%, compliance with the Private Mortgage Insurer Eligibility Requirements (“PMIERs”) financial requirements (subject to any GSE approved waivers and/or forbearances), and a minimum consolidated net worth requirement (as defined therein), in each case to be calculated in accordance with the Revolving Credit Agreement.
Our ability to borrow under the Revolving Credit Facility is conditioned on the satisfaction of certain customary negative and affirmative covenants that will apply upon closing, including covenants that limit, among other things, our ability to (i) incur indebtedness at our subsidiaries that are not a party to the Revolving Credit Agreement, (ii) incur liens on property, (iii) merge or consolidate, and (iv) dispose of assets with an aggregate value in excess of 40% of Essent’s consolidated net worth, in each case subject to certain exceptions. The Revolving Credit Agreement contains customary events of default. The foregoing summaries of the Refinancing Agreement, the Revolving Credit Agreement and the Revolving Credit Facility do not purport to be complete and are subject to, and qualified in their entirety by, the full texts of the Refinancing Agreement and Revolving Credit Agreement, which are attached to our Current Report on Form 8-K dated June 26, 2024 as Exhibit 10.1 thereto and as Annex II to the Refinancing Agreement, respectively, and each are incorporated herein by reference.

Summary of the Offering
Summary details of the offering of the notes under this prospectus supplement and the accompanying prospectus are set forth below. Certain terms and conditions described below are subject to important limitations and exceptions. Because the following summary is not complete, you should refer to the indenture between Essent Group, as issuer, and U.S. Bank Trust Company, National Association, as trustee, as supplemented by a first supplemental indenture, the “Description of the Notes” section of this prospectus supplement and the “Description of Debt Securities” section of the accompanying prospectus for a more detailed description of the terms and conditions of the notes.
Issuer
Essent Group Ltd.
Securities Offered
$           aggregate principal amount of       % Senior Notes due               .
Maturity Date
               ,             .
Issue Price
         % of principal amount, plus accrued interest, if any, from, and including,          , 2024.
Interest
         % per annum. Interest will accrue from          , 2024, or from the most recent date on which interest has been paid or duly provided for. Interest will be payable semi-annually in arrears on          and               of each year, beginning on          ,             except as described in this prospectus supplement.
Redemption for Changes in Withholding Taxes
We may redeem all of the Notes, at our option, under the circumstance described under “Description of Notes — Redemption for Changes in Withholding Taxes.”
Optional Redemption
Prior to          (          months prior to their maturity date) (the “Par Call Date”), we may redeem the notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined herein) plus          basis points less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.
On or after the Par Call Date, we may redeem the notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date.
See “Description of the Notes — Optional Redemption.”
Ranking
The notes will be our senior unsecured obligations and will rank:
•
senior in right of payment to any of our existing and future indebtedness that is expressly subordinated in right of payment to the notes;

•
equal in right of payment to our existing and future unsecured indebtedness that is not so subordinated;

•
effectively subordinated to any secured indebtedness of Essent Group or the applicable subsidiary guarantor to the extent of the value of the assets securing that indebtedness, to the extent of the value of the assets securing such indebtedness; and

•
structurally subordinated to all existing and future liabilities, including borrowings, claims with respect to insured policies and trade payables, of our subsidiaries that do not guarantee the notes, as well as any future obligations by such subsidiaries with respect to Essent Group indebtedness (other than the Revolving Credit Facility).

As of March 31, 2024, Essent had $425 million of term borrowings outstanding under our Existing Credit Facility. These borrowings are, and any such further borrowings under our Existing Credit Facility would be, secured by collateral and the notes would be effectively subordinated to this indebtedness. See “Recent Developments — Amendment to Revolving Credit Facility” for a discussion of the expected termination of the Existing Credit Facility. As of March 31, 2024, Essent Group’s subsidiaries did not have any indebtedness (exclusive of claims with respect to insured policies and trade payables) that would effectively or structurally rank senior to the notes. See “Description of the Notes — Ranking.”
After giving effect to the sale of the notes offered hereby and the application of net proceeds as set forth in “Use of Proceeds,” the entry into the Revolving Credit Facility and the expected termination of the Existing Credit Facility, Essent Group’s total debt as of March 31, 2024 would have represented approximately           % of Essent’s total capitalization as of that date. See “Use of Proceeds” and “Capitalization.”
Other than the indenture’s restriction on incurrence by us and certain of our subsidiaries of certain liens on the capital stock of certain of their subsidiaries, the indenture governing the notes will not limit the amount of indebtedness that we may incur.
Use of Proceeds
The net proceeds from this offering, after deducting the underwriting discount and estimated offering expenses, are expected to be approximately $      .
We intend to use the net proceeds from this offering (i) to repay all of the borrowings outstanding under the term loan portion of our Existing Credit Facility and (ii) for general corporate purposes. See “Use of Proceeds.”
Covenants
The notes contain various covenants, including limitations on mergers, amalgamations and consolidations, restrictions as to the disposition of the stock of designated subsidiaries and limitations on liens on the stock of designated subsidiaries. See “Description of Notes — Certain Covenants.”
Conflicts of Interest
Certain of the underwriters and/or their affiliates may receive at least 5% of the net proceeds of this offering in connection with the repayment of indebtedness under our Existing Credit Facility. See

“Use of Proceeds.” Accordingly, this offering is being conducted in accordance with the applicable provisions of FINRA Rule 5121. The appointment of a “qualified independent underwriter” is not required in connection with this offering because the notes are “investment grade rated” as defined in Rule 5121. See “Underwriting (Conflicts of Interest) — Conflicts of Interest.”
Book-Entry Form
The notes will initially be issued in book-entry form, represented by one or more global notes deposited with, or on behalf of, The Depository Trust Company, which we refer to as DTC, and registered in the name of a nominee of DTC. Beneficial interests in the notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee. Interests in the global notes may be exchanged for certificated securities only in limited circumstances. See “Description of the Notes — Book-Entry, Settlement and Clearance.”
Absence of a Public Market for the Notes
The notes are a new issue of securities, and there is currently no established market for the notes. Accordingly, we cannot assure you as to the development or liquidity of any market for the notes. We do not intend to list the notes on any securities exchange or automated dealer quotation system.
U.S. Federal Tax
Consequences
For a discussion of the material U.S. federal income tax consequences of holding and disposing of the notes, see “Material Tax Considerations — Material U.S. Federal Income Tax Considerations.”
Trustee
U.S. Bank Trust Company, National Association.
Risk Factors
You should carefully consider the discussion under “Risk Factors” beginning on page S-6 of this prospectus supplement, page 3 of the accompanying prospectus and in the reports we have filed with the SEC that are incorporated by reference into this prospectus supplement and the accompanying prospectus to better understand the risks associated with an investment in the notes.

RISK FACTORS
Investing in the notes involves risk. You should carefully consider the risk factors contained in “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, which are incorporated by reference herein, and the other information contained in this prospectus supplement and the accompanying prospectus, as updated by our subsequent filings under the Exchange Act, before deciding to invest in the notes. Our business, results of operations, financial condition and cash flows can be impacted by the factors set forth below and in such documents and reports.
The risks and uncertainties discussed below and in the documents incorporated by reference are not the only risks we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, financial condition, results of operations or cash flows. Our business, financial condition, results of operations, or cash flows could be materially adversely affected by any of the risks we discuss, which could cause the value of our securities, including the notes offered by this prospectus supplement, to decline. The trading price of our securities, including the notes offered by this prospectus supplement, could decline due to any of these risks, and you could lose all or part of your investment.
Risks Related to the Notes
The notes are, and any guarantees will be, unsecured and effectively subordinated to any future secured indebtedness of Essent Group or the applicable subsidiary guarantor to the extent of the value of the assets securing that indebtedness, and the notes and any guarantees will be structurally subordinated to all liabilities of any subsidiaries that do not guarantee the notes, including their borrowings and guarantee liabilities, claims with respect to insured policies and trade payables.
The notes will rank equal in right of payment to our existing and future liabilities that are not expressly subordinated in right of payment to the notes. In addition, the notes are, and any guarantees will be, unsecured and effectively subordinated in right of payment to any future secured indebtedness of Essent Group or the applicable subsidiary guarantor to the extent of the value of the assets securing that indebtedness, and the notes and any guarantees will be structurally subordinated to all liabilities of any subsidiaries of Essent Group or the applicable guarantor, as the case may be, that do not guarantee the notes, including their borrowings, claims with respect to insured policies and trade payables, as well as any future obligations by such subsidiaries with respect to Essent Group indebtedness (other than the Revolving Credit Facility). In addition, the notes will not be guaranteed by any of our insurance subsidiaries through which we conduct our operations and which generate substantially all of our operating income and cash. We or our subsidiaries may incur substantial additional indebtedness in the future, which may rank senior to the notes or any guarantees. Other than the indenture’s restriction on incurrence by us and certain of our subsidiaries of certain liens on the capital stock of certain of their subsidiaries, the terms of the notes will not impose any limitation on us or our subsidiaries’ ability to incur such additional debt. See “— The indenture under which the notes will be issued will not restrict Essent from incurring additional debt and will contain only limited protection for holders of the notes if Essent is involved in certain transactions, including a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.”
As of March 31, 2024, Essent had $425 million of term borrowings outstanding under our Existing Credit Facility. These borrowings are, and any such further borrowings would be, secured by collateral and the notes would be effectively subordinated to this indebtedness. As of March 31, 2024, Essent Group’s subsidiaries did not have any indebtedness (exclusive of claims with respect to insured policies and trade payables) that would effectively or structurally rank senior to the notes.
In the event of our insolvency, bankruptcy, liquidation, reorganization, dissolution or winding up, any of our assets that secure other debt will be available to pay obligations on the notes only after the secured debt has been paid in full. We may not have sufficient assets to pay any or all of the amounts due on the notes then outstanding. Holders of the notes will participate ratably with all holders of our other unsecured unsubordinated indebtedness, and with all of our other general unsecured, unsubordinated creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. As a result, holders of the notes may receive less, ratably, than our secured creditors. See “Description of the Notes — Ranking.” After giving effect to the sale of the notes offered hereby and the application of net proceeds as set forth in

“Use of Proceeds,” the entry into the Revolving Credit Facility and the expected termination of the Existing Credit Facility, Essent Group’s total debt as of March 31, 2024 would have represented approximately % of Essent’s total capitalization as of that date. See “Use of Proceeds” and “Capitalization.”
The indenture under which the notes will be issued will not restrict Essent from incurring additional debt and will contain only limited protection for holders of the notes if Essent is involved in certain transactions, including a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.
The indenture under which the notes will be issued may not sufficiently protect holders of notes if Essent is involved in certain transactions, including a highly leveraged transaction, reorganization, restructuring, merger or similar transaction. While the indenture and the notes contain terms intended to provide protection to the holders of the notes upon the occurrence of certain events involving significant corporate transactions, such terms are limited and may not be sufficient to protect your investment in the notes. The indenture will not contain any provisions restricting Essent Group’s ability, or the ability of its subsidiaries, to:
•
incur additional debt, including debt senior in right of payment to the notes or any guarantees;

•
pay dividends on or purchase or redeem capital stock;

•
sell assets (other than certain restrictions on Essent’s ability to consolidate, merge or sell all or substantially all of its assets and its ability to sell the stock of certain subsidiaries);

•
enter into transactions with affiliates;

•
create liens (other than certain conditions to creating liens on the stock of certain subsidiaries) or enter into sale and leaseback transactions; or

•
create restrictions or conditions on the payment of dividends or other amounts to Essent Group from its subsidiaries.

Essent regularly evaluates opportunities to finance its operations and, in addition to its expected entry into the Revolving Credit Facility, may in the future enter into one or more credit facilities to provide for additional financing capacity. While such a facility may improve Essent’s access to liquidity, it would also result in the incurrence of additional indebtedness which could be secured or senior to the notes or any guarantees.
Additionally, the indenture will not require Essent Group to offer to purchase the notes in connection with a change of control or require that Essent Group adhere to any financial tests or ratios or specified levels of net worth. Essent Group’s ability to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the notes could have the effect of diminishing Essent Group’s ability to make payments on the notes when due.
Any future guarantees of the notes would be limited in nature.
The notes will only be guaranteed by any of our existing or future subsidiaries that become obligors under the Revolving Credit Facility. If any such subsidiary (including any newly formed, newly acquired or newly re-designated subsidiary) guarantees (or becomes a co-borrower in respect of) our obligations or any guarantor’s obligations under any credit facility (or commitments therefor) that we enter into or that such guarantor enters into (other than the Revolving Credit Facility) or any capital markets debt that we issue or that such guarantor issues, such subsidiary will not be required to guarantee our obligations under the notes and the indenture. See “Description of the Note — Guarantees.” You will not have a claim as a creditor against any subsidiary that is not a guarantor of the notes due to the limited nature of the guarantees.
Federal and state fraudulent conveyance laws allow courts, under specific circumstances, to void obligations under the notes or the guarantees, if any, and require holders to return payments received from us or a subsidiary guarantor.
The incurrence of indebtedness by us or a future subsidiary guarantor, if any, such as the notes or any guarantees, may be subject to review under federal bankruptcy law or relevant state fraudulent conveyance laws if a bankruptcy case or lawsuit is commenced by or on behalf of unpaid creditors. Under these laws, a court may void or otherwise decline to enforce the notes or any guarantees if the court were to find that, at the time we or any subsidiary guarantor incurred indebtedness (including indebtedness under the notes or any such guarantees):
•
we or any subsidiary guarantor, as applicable, incurred such indebtedness with the intent of hindering, delaying or defrauding current or future creditors; or

•
we or any subsidiary guarantor, as applicable, (1) received less than reasonably equivalent value or fair consideration for incurring such indebtedness and (2) (a) were insolvent or rendered insolvent by reason of such incurrence, (b) were left with inadequate capital to conduct our business, (c) believed or reasonably should have believed that we or such subsidiary guarantor, as the case may be, would incur debts beyond our or its ability to pay or (d) were a defendant in an action for money damages or had a judgment for money damages docketed against us or such subsidiary guarantor, as the case may be, if, in either case, the judgment is unsatisfied after final judgment.

A court would likely find that we or a subsidiary guarantor did not receive reasonably equivalent value or fair consideration for the notes if we, or such subsidiary guarantor, did not substantially benefit directly or indirectly from the issuance of the notes. If a court were to void the issuance of the notes or a guarantee you would no longer have any claim against us or such subsidiary guarantor, as applicable. Sufficient funds to repay the notes may not be available from other sources, including any remaining subsidiary guarantors, if any. In addition, the court might direct you to repay any amounts that you already received from us or a subsidiary guarantor. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the notes. Further, the avoidance of the notes could result in an event of default with respect to our and our subsidiaries’ other debt, which could result in acceleration of that debt. The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, we would be considered insolvent if:
•
the sum of our debts, including contingent liabilities, was greater than the fair saleable value of all of our assets;

•
the present fair saleable value of our assets was less than the amount that would be required to pay our probable liability on our existing debts, including contingent liabilities, as they become absolute and mature; or

•
we could not pay our debts as they become due.

There can be no assurance as to what standards a court would use to determine whether we or any subsidiary guarantor were solvent at the relevant time, or whether, whatever standard is used, the notes or the guarantees would not be avoided or subordinated on another of the grounds set forth above. In addition, under federal bankruptcy or applicable state insolvency law, if certain bankruptcy or insolvency proceedings were initiated by us or any subsidiary guarantor within 90 days after any payment by us with respect to the notes or by such subsidiary guarantor under the applicable guarantee or if we or such subsidiary guarantor anticipated becoming insolvent at the time of such payment, all or a portion of such payment could be voided as a preferential transfer, and the recipient of such payment could be required to return such payment. To the extent that the guarantee is avoided as a preference or otherwise, you would lose the benefit of the guarantee. Finally, as a court of equity, the bankruptcy court may subordinate the claims in respect of the notes to other claims against us under the principle of equitable subordination if the court determines that (a) the holder of notes engaged in some type of inequitable conduct, (b) the inequitable conduct resulted in injury to our other creditors or conferred an unfair advantage upon the holders of notes and (c) equitable subordination is not inconsistent with the provisions of the Bankruptcy Code.
If an active and liquid trading market for the notes does not develop, the market price of the notes may decline and you may be unable to sell your notes.
The notes are a new issue of securities for which there is currently no public market. We do not intend to list the notes on any national securities exchange or to arrange for quotation of the notes on any automated dealer quotation system. We cannot provide you with any assurance regarding whether trading markets for the notes will develop, the ability of holders of the notes to sell their notes or the prices at which holders may be able to sell their notes. The underwriters have indicated to us that they intend to make a market for the notes after the offering is completed as permitted by applicable law and regulations. However, the underwriters may cease their market-making at any time without notice. In addition, the liquidity of the trading market in the notes, and the market price quoted for the notes, may be adversely affected by changes in the overall market for this type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally.
As a result, an active trading market may not develop for the notes. Even if a trading market for the notes develops, the market may not be liquid. If an active trading market does not develop or is not maintained, the market price and liquidity of the notes may be adversely affected. In that case, you may be unable to sell your notes at a particular time or you may not be able to sell your notes at a favorable price. It is possible that the market for the notes will be subject to disruptions that may have a negative effect on the holders of notes, regardless of our prospects or financial performance.
An adverse rating of the notes, or a downgrade or potential downgrade of our credit ratings, may cause the trading price of the notes to fall.
Credit ratings are limited in scope, and do not address all material risks related to an investment in the notes, but rather reflect only the view of each rating agency at the time the rating is issued. Credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. Rating agencies may lower ratings on the notes in the future. If rating agencies assign a lower-than-expected rating or reduce, or indicate that they may reduce, their ratings in the future, the trading price or liquidity of the notes could significantly decline. A downgrade or potential downgrade of our credit ratings may also cause the trading price of the notes to decline. Ratings on the notes are not a recommendation to buy the notes and such ratings may be withdrawn or changed at any time.
Our credit ratings are an assessment of our ability to pay our obligations. Our credit ratings, however, may not reflect the potential impact of risks related to the structure of the notes or market or other factors discussed in this prospectus supplement on the value of the notes. Neither we nor any underwriter undertakes any obligation to maintain the ratings or to advise holders of notes of any change in ratings and there is no requirement in the indenture to maintain any particular rating. Each agency’s rating should be evaluated independently of any other agency’s rating.
We may redeem your notes at our option, which may adversely affect your return.
We may redeem the notes, in whole or in part, at our option at any time or from time to time at the applicable redemption prices and subject to the terms described in “Description of Notes — Optional Redemption” described in this prospectus supplement. We may also redeem the notes in certain circumstances as described in this prospectus supplement under “Description of Notes — Redemption for Changes in Withholding Taxes.” Prevailing interest rates at the time we redeem the notes may be lower than the interest rate on the notes. As a result, you may not be able to reinvest the redemption proceeds in a comparable security at an interest rate equal to or higher than the interest rate on the notes. See “Description of the Notes — Optional Redemption” for a more detailed description of the conditions under which we may redeem the notes.
The notes will initially be held in book-entry form and, therefore, you must rely on the procedures and relevant clearing systems to exercise your rights and remedies.
Owners of book-entry interests will not be considered owners or holders of the notes. Instead, DTC, or its nominee, will be the sole holder of the notes. Payments of principal, interest and other amounts owing on or in respect of the notes in global form will be made to the paying agent, which will make payments to DTC. Thereafter, such payments will be credited to DTC participants’ accounts that hold book-entry interests in the notes in global form and credited by such participants to indirect participants. Unlike holders of the notes themselves, owners of book-entry interests will not have the direct right to act upon our solicitations for consents or requests for waivers or other actions from holders of the notes. Instead, if you own a book-entry interest, you will be permitted to act only to the extent you have received appropriate proxies to do so from DTC or, if applicable, a DTC participant. We cannot assure you that procedures implemented for the granting of such proxies will be sufficient to enable you to vote on any requested actions on a timely basis.

We cannot assure you as to the market price for the notes; therefore, you may suffer a loss.
We cannot assure you as to the market price for the notes. If you are able to resell your notes, the price you receive will depend on many other factors that may vary over time, including:
•
the number of potential buyers;

•
the level of liquidity of the notes;

•
our credit ratings published by major credit ratings agencies;

•
our financial performance;

•
the amount of total indebtedness we have outstanding;

•
the level, direction and volatility of market interest rates generally;

•
the market for similar securities;

•
the repayment and redemption features of the notes; and

•
the time remaining until the notes mature.

As a result of these and other factors, you may not be able to sell your notes or may be able to sell your notes only at a price below that which you believe to be appropriate, including a price below the price you paid for them.
Management will have broad discretion to use the proceeds from this offering, and may not use them successfully.
We intend to use the net proceeds from this offering (i) to repay all of the borrowings outstanding under the term loan portion of our Existing Credit Facility and (ii) for general corporate purposes. Accordingly, you will be relying on the judgment of our management and our board of directors with regard to the use of these proceeds and you will not have the opportunity, as part of your investment decision, to assess whether proceeds are being used appropriately.
Risks Related to Liquidity and Financing
Essent’s sources of liquidity may be insufficient to fund its obligations and we may not have the ability to raise the funds necessary to pay the principal of or interest on the notes.
Essent Group serves as the holding company for our operating subsidiaries and does not have any operations of its own. Because its operations are conducted through its subsidiaries, substantially all of its consolidated assets are held by its subsidiaries and most of its cash flow, and consequently, its ability to pay any amounts due on the notes, is dependent on the earnings of those subsidiaries and the transfer of funds by those subsidiaries to it in the form of dividends or permitted payments under tax- and expense-sharing arrangements, supplemented with borrowings. However, the notes are exclusively Essent Group’s obligations, and are not guaranteed by any of its subsidiaries. Essent Group’s subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay holders any amounts due on the notes or to make any funds available for payment on the notes, whether by dividends, loans or other payments.
The ability of Essent Group’s insurance subsidiaries to pay dividends to Essent Group is subject to various conditions imposed by the insurance regulations of the jurisdictions where they are domiciled. As a result, Essent Group may be unable to gain access to the cash flow or assets of its insurance subsidiaries. In particular, our insurance subsidiaries may pay dividends only from unassigned surplus; payments made from sources other than unassigned surplus, such as paid-in and contributed surplus, are categorized as distributions.
At maturity, the entire principal amount of the notes then outstanding, plus any accrued and unpaid interest, will become due and payable. We must pay interest in cash on the notes on             and of each year, beginning on             ,             . We may not have enough available cash or be able to obtain sufficient financing at the time we are required to make these payments. Furthermore, our ability to make these payments may be limited by law, by regulatory authority or by agreements governing our future indebtedness. Our failure to pay interest when due, if uncured for 30 days, or our failure to pay the principal amount when due will constitute an event of default under the indenture. A default under the indenture could also lead to a default under agreements governing other existing or future indebtedness. If the repayment of that indebtedness is accelerated as a result of a default, then we may not have sufficient funds to repay that indebtedness or to pay the principal of or interest on the notes.
A default under our credit facility could trigger an event of default under the terms of our senior notes.
Essent is currently a party to the Existing Credit Agreement, which provides for the Existing Credit Facility, a five-year secured credit facility with a committed capacity of $825 million with a syndicate of bank lenders. As of March 31, 2024, $425 million of term borrowings were outstanding under the Existing Credit Facility, which is expected to be terminated as of the closing of this offering. The obligations under the Existing Credit Agreement are secured by certain assets of Essent, excluding the stock and assets of its insurance and reinsurance subsidiaries. The Existing Credit Agreement contains certain restrictive covenants including, among other things, provide certain limitations on our ability to incur additional indebtedness, make investments, create liens, transfer or dispose of assets, merge with or acquire other companies and pay dividends. The Existing Credit Agreement also requires us to comply with certain financial covenants relating to minimum net worth, capital and liquidity levels, maximum debt to capitalization level and Essent Guaranty Inc.’s compliance with the PMIERs.
On June 26, 2024, we entered into the Refinancing Agreement, pursuant to which the Revolving Credit Facility as provided for in the Revolving Credit Agreement is intended to replace our Existing Credit Facility with a committed capacity of $500 million in revolving loans with a syndicate of bank lenders subject to the satisfaction of customary closing conditions, including the closing of this offering and the repayment of all of the borrowings outstanding under the term loan portion of our Existing Credit Facility. The Revolving Credit Facility also provides for an aggregate principal amount of up to $250 million in uncommitted incremental revolving credit facilities that may be exercised at Essent’s option, so long as the Borrower receives sufficient commitments from the bank lenders. The Revolving Credit Agreement contains certain covenants including a maximum debt-to-total capitalization ratio of 30%, compliance with the PMIERs financial requirements (subject to any GSE approved waivers and/or forbearances), and a minimum consolidated net worth requirement (as defined therein), in each case to be calculated in accordance with the Revolving Credit Agreement. The Revolving Credit Agreement also contains customary negative and affirmative covenants that will apply upon closing, including covenants that limit, among other things, our ability to (i) incur indebtedness at our subsidiaries that are not a party to the Revolving Credit Agreement, (ii) incur liens on property, (iii) merge or consolidate, and (iv) dispose of assets with an aggregate value in excess of 40% of Essent’s consolidated net worth, in each case subject to certain exceptions. The Revolving Credit Agreement also contains customary events of default.
A failure to comply with the covenants or the other terms of the Existing Credit Agreement or, if the Existing Credit Facility is terminated, the Revolving Credit Agreement, could result in an event of default, which may trigger an event of default under the terms of the notes offered hereby.
Increased leverage may harm our financial condition and results of operations.
After giving effect to the sale of the notes offered hereby and the application of net proceeds as set forth in “Use of Proceeds,” the entry into the Revolving Credit Facility and the termination of the Existing Credit Facility, Essent Group’s total debt as of March 31, 2024 would have represented approximately    % of Essent’s total capitalization as of that date. See “Use of Proceeds” and “Capitalization.” Other than the indenture’s restriction on incurrence by us and certain of our subsidiaries of certain liens on the capital stock of certain of their subsidiaries, the indenture for the notes will not restrict our ability to incur additional indebtedness, including indebtedness that may be secured and/or senior to the notes. We may also incur additional long-term indebtedness or obtain working capital lines of credit to meet future financing needs. Our indebtedness could have significant negative consequences for our business, financial condition and results of operations including:
•
increasing our vulnerability to adverse economic and industry conditions;

•
limiting our ability to obtain additional financing;

•
requiring the dedication of a substantial portion of the cash flow from our subsidiaries’ operations to service our indebtedness, thereby reducing the amount of cash flow available for other purposes;

•
making it more difficult for us to retain our existing ratings;

•
making it more difficult to conduct our business successfully or to grow our business, or limiting our flexibility in planning for, or reacting to, changes in our business; and

•
placing us at a possible competitive disadvantage with less leveraged competitors and competitors that may have better access to capital resources.

We cannot assure you that we will continue to maintain sufficient cash reserves or that our business will generate cash flow from operations at levels sufficient to permit us to pay principal, premium, if any, and interest on our indebtedness, or that our cash needs will not increase. Our cash needs may increase if, among other things, we make acquisitions, investments, or enter into strategic transactions or initiatives in furtherance of our business strategy, including repayment, repurchases or redemptions of existing indebtedness or other securities. If we are unable to generate sufficient cash flow or otherwise obtain funds necessary to make required payments, or if we fail to comply with the various requirements of our existing indebtedness, the notes or any indebtedness which we may incur in the future (which may be secured and/or senior to the notes), we would be in default, which would permit the holders of such indebtedness to accelerate the maturity of that indebtedness and could cause defaults under other indebtedness, including the notes. If the repayment of that indebtedness is accelerated as a result of a default, then we may not have sufficient funds to repay that indebtedness or to pay the principal of or interest on the notes. Any default on our indebtedness would likely have a material adverse effect on our business, financial condition and results of operations.
We may not be able to refinance our indebtedness on favorable terms, if at all. Our inability to refinance our indebtedness, including the notes, could materially and adversely affect our liquidity and our ongoing results of operations.
Our ability to refinance our indebtedness will depend in part on our operating and financial performance, which, in turn, is subject to prevailing economic conditions and to financial, business, legislative, regulatory and other factors beyond our control. In addition, prevailing interest rates or other factors at the time of refinancing could increase our interest expense. A refinancing of our indebtedness could also require us to comply with more onerous covenants than at present and restrict our business operations. Our inability to refinance our indebtedness or to do so upon attractive terms could materially and adversely affect our business, prospects, results of operations, financial condition and cash flows, and make us more vulnerable to adverse industry and general economic conditions.

USE OF PROCEEDS
We estimate that the net proceeds from this offering will be approximately $      , after deducting the estimated underwriting discount and estimated offering expenses. We cannot assure you that this offering will be completed.
We intend to use the net proceeds from this offering (i) to repay all of the borrowings outstanding under the term loan portion of our Existing Credit Facility which, as of March 31, 2024, were scheduled to mature on December 10, 2026, and amounted to $425 million in aggregate principal amount with a weighted average interest rate of 7.06%, and (ii) for general corporate purposes.
Certain of the underwriters and/or their affiliates are expected to receive at least 5% of the net proceeds of this offering in connection with the repayment of indebtedness under our Existing Credit Facility. Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. The appointment of a “qualified independent underwriter” is not required in connection with this offering because the notes are “investment grade rated” as defined in Rule 5121. See “Underwriting (Conflicts of Interest) —  Conflicts of Interest.”

CAPITALIZATION
The following table shows our cash and capitalization as of March 31, 2024, on an actual basis and on an as adjusted basis to give effect to the sale of the notes offered hereby and the application of net proceeds as set forth in “Use of Proceeds,” the entry into the Revolving Credit Facility and the expected termination of the Existing Credit Facility. See “Recent Developments — Amendment to Revolving Credit Facility.” This table should be read in conjunction with, and is qualified in its entirety by reference to, our historical financial statements and the accompanying notes in our Annual Report on Form 10-K for the year ended December 31, 2023 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, which are incorporated by reference into this prospectus supplement. This table should also be read in conjunction with the “Use of Proceeds” and “Description of Other Indebtedness” sections herein.
	March 31, 2024 (in thousands)
	Actual	As Adjusted(3)
Cash	$164,255	$
Long-term obligations:
% Senior Notes due offered hereby(1)	—
Existing Credit Facility borrowings(2)	422,184
Revolving Credit Facility borrowings	—
Total debt	422,184
Stockholders’ Equity
Common shares, $0.015 par value: 233,333,000 shares authorized; 106,741,995 issued and outstanding	1,601
Additional paid-in capital	1,293,424
Accumulated other comprehensive loss	(302,262)
Retained earnings	4,233,391
Total stockholders’ equity	5,226,154
Total Capitalization	$5,648,338	$

(1)
Reflects the carrying value expected to be set forth on our consolidated balance sheet. The outstanding principal amount upon the closing of this offering would be $      .

(2)
Reflects carrying value, less unamortized deferred costs of $2,816.

(3)
Amounts in this column reflect this offering and the application of net proceeds from this offering as set forth in “Use of Proceeds”.

DESCRIPTION OF THE NOTES
Set forth below is a description of the specific terms of the      % Senior Notes due that we refer to in this prospectus supplement as the “notes.” This description supplements, and should be read together with, the description of the general terms and provisions of the notes set forth in the accompanying prospectus under the caption “Description of Debt Securities.” In particular, the “Terms of the Debt Securities” in the “Description of Debt Securities” apply to the notes, unless specified otherwise below. As used in this “Description of the Notes” section, unless the context otherwise requires, references to “we,” “us,” “our” or “Essent” refer to Essent Group Ltd. alone without its consolidated subsidiaries.
The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the description in the accompanying prospectus, the senior indenture, to be dated as of the closing date of this offering, between us and U.S. Bank Trust Company, National Association, which we sometimes refer to in this prospectus supplement as the “trustee,” as amended and supplemented by a supplemental indenture, to be dated as of           , 2024, between Essent Group and the trustee, and the instrument under which we designate the terms of the notes pursuant to the senior indenture. We sometimes refer in this prospectus supplement to the senior indenture, as so amended and supplemented, as the “indenture” or the “senior indenture.” The terms of the notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).
You may request a copy of the indenture from us as described under “Where You Can Find More Information.”
General
The notes will be issued as a series of senior debt securities under the senior indenture. The notes will be initially issued in the aggregate principal amount of $      million. We may, without the consent of the holders of the notes, issue additional notes having the same ranking and interest rate, maturity and other terms as the notes (except for the issue price and issue date). Any additional notes having such similar terms, together with the notes, will constitute a single series of debt securities under the senior indenture; provided, that any such additional notes shall be issued under a separate CUSIP or ISIN, as applicable, number unless the additional notes are fungible with the existing notes for U.S. federal income tax purposes.
The entire principal amount of the notes will mature and become due and payable, together with any accrued and unpaid interest thereon, on           . The notes are not subject to any sinking fund or mandatory redemption provision. The notes are available for purchase in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Interest
Each note will bear interest at the rate of          % per year from the date of original issuance, payable semi-annually in arrears on            and         of each year, beginning on             ,             , each of which we sometimes refer to in this prospectus supplement as an “interest payment date,” to the person in whose name such note is registered at the close of business on the                 and prior to such payment date (whether or not a business day). However, in the case of notes that have been called for redemption, interest will in some cases be payable to the holder of the notes on the redemption date. The amount of interest payable will be computed on the basis of a 360-day year of twelve 30-day months.
In the event that any date on which interest or principal is payable on the notes is not a business day, then payment of the interest or principal payable on such date will be made on the next succeeding day which is a business day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on such date. A “business day” means a day other than a Saturday or Sunday or a day on which banking institutions in New York, New York or at a place of payment under the senior indenture are authorized or obligated by law, regulation or executive order to remain closed.
Payment of Additional Amounts
Essent Group will make all payments of principal of and premium, if any, interest and any other amounts on, or in respect of, the notes without withholding or deduction at source for, or on account of,

any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any jurisdiction in which it is organized, tax resident or engaged in business for tax purposes (a “taxing jurisdiction”) or any political subdivision or taxing authority thereof or therein, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (x) the laws (or any regulations or rulings promulgated thereunder) of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein or (y) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof). If a withholding or deduction at source is required, Essent Group will, subject to certain limitations and exceptions described below, pay to the beneficial owner of any such note such additional amounts as may be necessary so that every net payment of principal, premium, if any, interest or any other amount made to such beneficial owner, after the withholding or deduction, will not be less than the amount provided for in such note and the indenture to be then due and payable.
Notwithstanding the foregoing, Essent Group will not be required to pay any additional amounts for or on account of:
(1)   any tax, fee, duty, assessment or governmental charge of whatever nature which would not have been imposed but for the fact that such beneficial owner (a) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, such note, (b) presented such note for payment in the relevant taxing jurisdiction or any political subdivision thereof, unless such note could not have been presented for payment elsewhere, or (c) presented such note for payment more than 30 days after the date on which the payment in respect of such note became due and payable or provided for, whichever is later, except to the extent that the beneficial owner would have been entitled to such additional amounts if it had presented such note for payment on any day within that 30-day period;
(2)   any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;
(3)   any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder or the beneficial owner of such note to comply with any reasonable request by Essent Group addressed to the holder within 90 days of such request (a) to provide information concerning the nationality, residence or identity of the holder or such beneficial owner or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, assessment or other governmental charge;
(4)   any tax which is payable otherwise than by withholding or deduction from payments made under or with respect to the notes;
(5)   any taxes that are imposed or withheld pursuant to Sections 1471 through 1474 of the Code (as defined under “Material Tax Considerations — Material U.S. Federal Income Tax Considerations”) as of the issue date of the notes (or any amended or successor version of such sections), any regulations promulgated thereunder, any official interpretations thereof, any similar law or regulation adopted pursuant to an intergovernmental agreement between a non-U.S. jurisdiction and the United States with respect to the foregoing or any agreements entered into pursuant to Section 1471(b)(1) of the Code; or
(6)   any combination of items (1) through (5).
In addition, Essent Group will not pay additional amounts with respect to any payment of principal of, or premium, if any, interest or any other amounts on, any such note to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such note to the extent such payment would be required by the laws of the relevant taxing jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary, partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had it been the holder of the note.
As further described below under “— Redemption for Changes in Withholding Taxes”, Essent Group may redeem the notes at its option, in whole but not in part, in certain circumstances where payment of additional amounts is required at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest (if any) to, but excluding, the Redemption Date.
Ranking
The notes will be our general unsecured obligations that rank senior in right of payment to all of our existing and future indebtedness that is expressly subordinated in right of payment to the notes. The notes and any guarantees will rank equally in right of payment with all existing and future liabilities of Essent Group or the applicable subsidiary guarantor that are not so subordinated. However, under the indenture to be entered into in connection with the notes offered hereby, any lien on the stock of certain subsidiaries that secures other indebtedness would also have to secure indebtedness in respect of the notes equally and ratably, which would eliminate such effective subordination with respect to the value of the assets securing such indebtedness. Except as provided in the preceding sentence, the notes and any guarantees will be effectively subordinated to any secured indebtedness of Essent Group or the applicable future subsidiary guarantor to the extent of the value of the assets securing such indebtedness. The notes and any future guarantees will be structurally subordinated to all existing and future liabilities, including borrowings, claims with respect to insured policies and trade payables, of any subsidiaries of Essent Group or the applicable subsidiary guarantor, as the case may be, that do not guarantee the notes, as well as any future obligations of such subsidiaries with respect to Essent Group indebtedness (other than the Revolving Credit Facility). See “— Guarantees” below. Any right of ours to receive the assets of any of our subsidiaries upon its liquidation or reorganization, and the consequent right of the holders of the notes to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, except to the extent that we are recognized as a creditor of such subsidiary, in which case our claims would still be subordinated to any security interests in the assets of such subsidiary and any indebtedness of such subsidiary that is senior to that held by us.
We are a holding company and do not have any operations of our own. Because our operations are conducted through our subsidiaries, most of our cash flow and, consequently, our ability to pay any amounts due on the notes, depend on the earnings of those subsidiaries and the transfer of funds by those subsidiaries to us in the form of dividends or permitted payments under tax- and expense-sharing arrangements, supplemented with borrowings. However, the notes are exclusively our obligations. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay holders any amounts due on the notes or to make any funds available for payment on the notes, whether by dividends, loans or other payments.
The ability of our mortgage insurance subsidiaries to pay dividends to Essent Group is subject to various conditions imposed by the insurance regulations of the jurisdictions where they are domiciled. As a result, Essent Group may be unable to gain access to the cash flow or assets of its insurance subsidiaries. In particular, our insurance subsidiaries may pay dividends only from unassigned surplus; payments made from sources other than unassigned surplus, such as paid-in and contributed surplus, are categorized as distributions.
As of March 31, 2024, Essent had $425 million of term borrowings outstanding under our Existing Credit Facility. These borrowings are, and any such further borrowings under our Existing Credit Facility would be, secured by collateral and the notes would be effectively subordinated to this indebtedness. See “Recent Developments — Amendment to Revolving Credit Facility” for a discussion of the expected termination of the Existing Credit Facility. As of March 31, 2024, Essent Group’s subsidiaries did not have any indebtedness (exclusive of claims with respect to insured policies and trade payables) that would effectively or structurally rank senior to the notes.
In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure any of our indebtedness will first be used to repay that indebtedness. Any assets remaining after such repayment will be used to satisfy our payment obligations under the notes and other liabilities that rank equally in right of payment to the notes. There may not be sufficient assets to pay any or all of the amounts due on the notes then outstanding. After giving effect to the sale of the notes offered hereby and the application of net proceeds as set forth in “Use of Proceeds,” the entry into the Revolving Credit Facility and the expected termination of the Existing Credit Facility, Essent Group’s total debt as of March 31, 2024 would have represented approximately             % of Essent’s total capitalization as of that date. See “Use of Proceeds”, “Capitalization” and “Risk Factors — Risks Related to the Notes — The notes are, and any guarantees will be, unsecured and effectively subordinated to any future secured indebtedness of Essent Group or the applicable subsidiary guarantor to the extent of the value of the assets securing that indebtedness, and the notes are structurally subordinated to all liabilities of our subsidiaries that do not guarantee the notes, including their borrowings and guarantee liabilities, claims with respect to insured policies and trade payables.”
The senior indenture does not limit the amount of additional indebtedness, including senior or secured indebtedness, which we may create, incur, assume or guarantee, nor does the indenture limit the amount of indebtedness or other liabilities that our subsidiaries may create, incur, assume or guarantee.
Guarantees
The notes will be guaranteed by any of our subsidiaries that are parties to, or obligors of our obligations under, the Revolving Credit Facility. As of the closing of this offering, none of our subsidiaries are expected to be parties to, or obligors of, the Revolving Credit Facility. If any of our subsidiaries were to guarantee (or become a co-borrower in respect of) our obligations under the Revolving Credit Facility, within 15 days of such event, Essent Group shall cause such subsidiary to become a guarantor of the notes offered hereby under the indenture by causing each such subsidiary to execute and deliver to the trustee a supplemental indenture in the form attached as an exhibit to the indenture pursuant to which such subsidiary shall fully and unconditionally guarantee all of our obligations under the notes and the indenture. Concurrently with the execution and delivery of such supplemental indenture, Essent Group shall also deliver to the trustee an officer’s certificate and an opinion of counsel stating that such guarantee complies with the applicable provisions of the indenture, that the execution of such supplemental indenture is authorized and permitted under the indenture and that all covenants and conditions precedent provided for in the indenture relating to the execution of such supplemental indenture have been performed, satisfied or otherwise complied with. None of our insurance subsidiaries will guarantee the notes.
The obligations of each guarantor under its guarantee will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such guarantor and after giving effect to any collections from or payments made by or on behalf of any other guarantor in respect of the obligations of such other guarantor under its guarantee or pursuant to its contribution obligations under the indenture, result in the obligations of such guarantor under its guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. By virtue of this limitation, a guarantor’s obligation under its guarantee of the notes could be significantly less than amounts due and payable with respect to the notes, or a guarantor may have no obligation under its guarantee of the notes. Each guarantor that makes a payment for distribution under its guarantee is entitled to a contribution from each other guarantor in a pro rata amount based on the adjusted net assets of each guarantor. See “Risk Factors — Risks Related to the Notes — Federal and state fraudulent conveyance laws allow courts, under specific circumstances, to void obligations under the notes or the guarantees, if any, and require holders to return payments received from us or a subsidiary guarantor.”
The guarantee of a guarantor will be released:
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upon any sale or other disposition (by merger, amalgamation, consolidation or otherwise) of (i) all or substantially all of the assets of that guarantor or (ii) the capital stock of such guarantor, in each case, after which that guarantor is no longer a subsidiary of the Company; provided, that such sale or other disposition is made in compliance with the covenants described in “— Limitation on Sale of Capital Stock of Designated Subsidiaries”; or

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if such guarantor merges with and into the Company or another guarantor, with the Company or such other guarantor surviving such merger.

Redemption for Changes in Withholding Taxes
Essent Group will be entitled to redeem the notes, at its option, at any time as a whole but not in part, upon not less than 10 nor more than 60 days’ notice, at 100% of the principal amount thereof, plus accrued and unpaid interest (if any) to, but excluding, the Redemption Date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), in the event that Essent Group has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the notes, any additional amounts as a result of:
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a change in or an amendment to the laws (including any regulations promulgated thereunder) of a taxing jurisdiction, which change or amendment is announced after the date of this prospectus supplement; or

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any change in or amendment to any official position regarding the application or interpretation of the laws or regulations of a taxing jurisdiction, which change or amendment is announced after the date of this prospectus supplement, and, in each case, Essent Group cannot avoid such obligation by taking reasonable measures available to it.
Before Essent Group publishes or mails any notice of redemption of the notes as described above, it will deliver to the trustee an officers’ certificate to the effect that it cannot avoid its obligation to pay additional amounts by taking reasonable measures available to it and an opinion of independent legal counsel of recognized standing stating that Essent Group would be obligated to pay additional amounts as a result of a change in tax laws or regulations or the application or interpretation of such laws or regulations.
Optional Redemption
Prior to         (       months prior to their maturity date) (the “Par Call Date”), we may redeem the notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(1)   (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus       basis points less (b) interest accrued to the date of redemption, and
(2)   100% of the principal amount of the notes to be redeemed,
plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.
On or after the Par Call Date, we may redeem the notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date.
“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.
The Treasury Rate will be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities —  Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the

Remaining Life — and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third business day preceding the redemption date H.15 TCM is no longer published, we will calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, we shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we will select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security will be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
Our actions and determinations in determining the redemption price will be conclusive and binding for all purposes, absent manifest error.
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of notes to be redeemed.
Any redemption of the notes may, at our discretion, be subject to one or more conditions precedent. Any related written notice of redemption will describe the conditions precedent and, at our discretion, will indicate that the redemption date may be delayed or the written notice rescinded if all such conditions precedent have not been satisfied or waived by us.
In the case of a partial redemption, selection of the notes for redemption will be made pro rata, by lot or by such other method as the trustee deems appropriate and fair. No notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the notes are held by DTC (or another depositary), the redemption of the notes will be done in accordance with the policies and procedures of the depositary.
Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.
Subject to the foregoing and to applicable law (including, without limitation, U.S. federal securities laws), we or our affiliates may directly or indirectly, at any time and from time to time, purchase outstanding notes by tender or exchange offer, in the open market or by private agreement.

Certain Covenants
The indenture, as supplemented to provide for the issuance of the notes offered hereby, will contain the following covenants:
Limitation on Liens of Stock of Designated Subsidiaries
Neither we nor any of our subsidiaries will be permitted to create, assume, incur or permit to exist any indebtedness secured by any lien on the present or future capital stock of any designated subsidiary unless the notes, and at our election, any other indebtedness of ours that is not subordinate to the notes and with respect to which the governing instruments require, or pursuant to which we are otherwise obligated, to provide such security, are secured equally and ratably with such indebtedness for at least the time period this indebtedness is so secured. Notwithstanding the foregoing, we may, without securing the notes or such other indebtedness, incur liens existing on such capital stock before the acquisition thereof by us or by any designated subsidiary so long as (1) such lien was in existence prior to, and is not created in contemplation of or in connection with, such acquisition, (2) such lien will not apply to capital stock of any other designated subsidiary and (3) such lien will secure only those obligations which it secures on the date of such acquisition, and extensions, renewals and replacements of the foregoing liens that do not increase the outstanding principal amount secured by such liens and do not extend to capital stock of any other designated subsidiary.
Limitation on Sales of Capital Stock of Designated Subsidiaries
Neither we nor any of the designated subsidiaries will be permitted to issue, sell, transfer or dispose of capital stock of a designated subsidiary, except to us or one of our subsidiaries that agrees to hold the transferred shares subject to the terms of this sentence, unless (1) we dispose of the entire capital stock of the designated subsidiary at the same time for cash or property which, in the opinion of our board of directors, is at least equal to the fair market value of the capital stock or (2) we sell, transfer or otherwise dispose of any capital stock of a designated subsidiary for at least fair market value (in the opinion of our board of directors) and, after giving effect thereto, we and our subsidiaries would own more than 80% of the issued and outstanding voting stock of such designated subsidiary.
Consolidation, Amalgamation, Merger and Sale of Assets
We may not (1) consolidate or amalgamate with or merge into any Person or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any Person, or (2) permit any Person to consolidate or amalgamate with or merge into the Company, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to the Company, unless, among other things, (a) in the case of (1) above, such Person is a corporation organized and existing under the laws of the U.S., any state thereof or the District of Columbia, Bermuda, the Cayman Islands or any country which is, on the date of the indenture, a member of the Organization of Economic Co-operation and Development or the EU and expressly assumes, by supplemental indenture duly executed by the successor Person and delivered to the trustee, the due and punctual payment of the principal of, any premium and interest on and any additional amounts with respect to all of the debt securities issued thereunder, and the performance of our obligations under such indenture and the debt securities issued thereunder, and provides for conversion or exchange rights in accordance with the provisions of the debt securities of any series that are convertible or exchangeable into common shares or other securities; (b) immediately after giving effect to such transaction, no Event of Default, and no event which after notice or lapse of time or both would become an Event of Default, will have occurred and be continuing under such indenture; and (c) certain other conditions are met.
Compliance with the covenants described herein and any additional covenants with respect to the notes may not be waived by the trustee in most instances unless the holders of at least a majority in principal amount of all outstanding notes consent to such waiver.
Certain Definitions
“Capital Lease Obligation” means the amount of the liability in respect of a capital lease or finance lease that would appear on the balance sheet in accordance with GAAP (but specifically excluding the liability in respect of any operating lease whether or not Accounting Standard Codification Topic 842 would otherwise apply and whether or not such operating lease liability may appear on the balance sheet).
“Designated subsidiary” means any present or future consolidated subsidiary, the consolidated stockholders’ equity of which constitutes at least 15% of our consolidated stockholders’ equity. As of the date hereof, the only designated subsidiaries are Essent Guaranty and Essent Re.
“GAAP” means generally accepted accounting principles in the United States.
“Hedging Obligations” means with respect to any person, the obligations of that person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect that person against fluctuations in interest rates.
“indebtedness” means, with respect to any person:
(1)   the principal of, and any premium and interest on, indebtedness of that person for money borrowed and indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which that person is responsible or liable;
(2)   all Capital Lease Obligations of that person;
(3)   all obligations of that person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business and deferred purchase price due and payable within 90 days);
(4)   all obligations of that person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction, other than obligations with respect to letters of credit securing obligations entered into in the ordinary course of business;
(5)   all Hedging Obligations of that person;
(6)   all obligations of the type referred to above of other persons and all dividends of other persons for which that person is responsible or liable as obligor, guarantor or otherwise, except Indebtedness will not include (i) endorsements for collection or deposit in the ordinary course of business or (ii) financial guaranties made by an insurance company (including a financial guaranty company) as an incident to the conduct of its insurance business and in the ordinary course of such business;
(7)   all obligations of the type referred to above of other persons secured by any lien on any property or asset of that person; and
(8)   any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described above.
Notwithstanding the foregoing, (i) indebtedness of a person will not include any conduit indebtedness or any insured indebtedness of that person or any guaranty of that type of Indebtedness by such person in the ordinary course of its business, and (ii) in connection with the purchase by a person of any business, the term indebtedness will exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing so long as at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid promptly after becoming due. “conduit indebtedness” means, with respect to a person, indebtedness of a special purpose entity or subsidiary of such person that is consolidated on such person’s financial statements in accordance with GAAP so long as (i) the proceeds of such indebtedness are used by such special purpose entity or subsidiary to make loans to, or to purchase assets from, another person that is not an affiliate of such person, and (ii) such indebtedness and/or any payment with respect to accounts receivable and other assets underlying such indebtedness are guaranteed by the former person or one or more of its subsidiaries. “Insured indebtedness” means, with respect to a person, any indebtedness of such person or its subsidiaries that is guaranteed by such person or another subsidiary of such person that is an insurance company (including a financial guaranty company) so long as the proceeds of such indebtedness are used to purchase securities, instruments, notes or other obligations issued or owed by a person that is not an affiliate of such person.
“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
“Subsidiary” means, with respect to us:
(1)   any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock or other equity interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by us or one or more of our other subsidiaries (or a combination thereof); and
(2)   any partnership (a) of which we or one of our subsidiaries is the sole general partner or the managing general partner or (b) the only general partners of which are us or one or more of our subsidiaries (or any combination thereof).
Events of Default
Each of the following will be an event of default under the indenture with respect to the notes:
(1)   default in the payment of any interest on notes, or any additional amounts payable with respect thereto, when such interest becomes or such additional amounts become due and payable, and continuance of such default for a period of 30 days;
(2)   default in the payment of the principal of or any premium on the notes, or any additional amounts payable with respect thereto, when such principal, premium or such additional amounts become due and payable either at maturity, upon any redemption, by declaration of acceleration or otherwise;
(3)   default by Essent Group in the performance, or breach, of any other covenant or warranty of Essent Group contained in the indenture, and the continuance of such default or breach for a period of 90 days after there has been given written notice as provided in the indenture;
(4)   failure to pay indebtedness of Essent Group in excess of $50,000,000 as set forth in the indenture; and
(5)   certain events relating to bankruptcy, insolvency or reorganization of Essent Group.
If an Event of Default with respect to the notes occurs (other than an Event of Default resulting from certain events relating to the bankruptcy, insolvency or reorganization of Essent Group) and is continuing, either the trustee or the holders of not less than 25% in principal amount of the notes may declare the unpaid principal amount of the notes, together with accrued interest thereon, to be due and payable immediately. An Event of Default resulting from certain events relating to the bankruptcy, insolvency or reorganization of Essent Group will cause the principal amount of, and accrued interest on, the notes to become immediately due and payable without any declaration or other act by the trustee or any holder of the notes.
Modification and Waiver
Reference is made to the section titled “Description of the Debt Securities — Modification and Waiver” in the accompanying prospectus, which provides a description of the requirements for modifying or amending the indenture. In addition, no modification or amendment may, without the consent of the holder of each outstanding note affected thereby and without BMA Approval, change the stated maturity of the principal of, or any premium or installment of interest on, or any additional amounts with respect to, the notes.
Methods of Receiving Payments on the Notes
With respect to global notes, we will pay principal of and interest on the notes in immediately available funds to the depository or its nominee, as the case may be, as the registered holder of such note. With respect to physical notes, if a holder of such notes has given us wire transfer instructions, we will pay all interest, on that holder’s notes in accordance with those instructions, provided that the aggregate principal amount of such notes is more than $10,000,000. All other interest payments on such notes will be made by check mailed to the holders at their addresses set forth in the register of notes. We will pay the principal of any physical notes at the office or agency we designate for that purpose.
Transfer and Exchange
The notes may be transferred or exchanged in accordance with the senior indenture. The registrar and the trustee may require a holder of the notes, among other things, to furnish appropriate endorsements and transfer documents and we or the trustee may require a holder to pay any taxes and fees required by law or permitted by the senior indenture. We are not required to transfer or exchange any note selected for redemption. Also, we are not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.
The registered holder of a note will be treated as its owner for all purposes under the senior indenture.
Concerning the Trustee
U.S. Bank Trust Company, National Association will be the initial trustee and will also serve as the initial registrar, notes custodian and paying agent for the notes. U.S. Bank Trust Company, National Association, in each of its capacities, including without limitation as trustee, registrar, notes custodian and paying agent, assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information. We maintain banking relationships in the ordinary course of business with the trustee and its affiliates.
We may change the trustee, paying agent, notes custodian and/or registrar without prior notice to the holders of the notes.
Governing Law
The indenture provides that the notes and the indenture will be governed by, and construed in accordance with, the laws of the State of New York.
No Listing
The notes will not be listed on any securities exchange.
Book-Entry, Settlement and Clearance
The Global Notes
The notes will be initially issued in the form of one or more registered notes in global form, without interest coupons (the “global notes”). Upon issuance, each of the global notes will be deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.
Ownership of beneficial interests in a global note will be limited to persons who have accounts with DTC (“DTC participants”), including Euroclear and Clearstream, or persons who hold interests through DTC participants. We expect that under procedures established by DTC:
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upon deposit of a global note with DTC’s custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the underwriters; and

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ownership of beneficial interests in a global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

Unless the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to “holders,” includes holders of beneficial interests in such global notes. Beneficial interests in global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.
Book-entry Procedures for the Global Notes
All interests in the global notes will be subject to the operations and procedures of DTC and, therefore, you must allow for sufficient time in order to comply with these procedures if you wish to exercise any of your rights with respect to the notes. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. Neither we nor the underwriters nor the trustee are responsible for those operations or procedures.
DTC has advised us that it is:
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a limited purpose trust company organized under the laws of the State of New York;

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a “banking organization” within the meaning of the New York State Banking Law;

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a member of the Federal Reserve System;

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a “clearing corporation” within the meaning of the Uniform Commercial Code; and

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a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the underwriters; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.
So long as DTC’s nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:
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will not be entitled to have notes represented by the global note registered in their names;

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will not receive or be entitled to receive physical, certificated notes; and

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will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).
Payments of principal and interest with respect to the notes represented by a global note will be made by the trustee to DTC’s nominee as the registered holder of the global note. Neither we nor the trustee (including in its capacity as paying agent) will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.
Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.
Certificated Notes
Notes in physical, certificated form will be issued and delivered (i) to each person that DTC identifies as a beneficial owner of the related notes only if (a) DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 calendar days; or (b) DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 calendar days; or (ii) if an event of default with respect to the notes has occurred and is continuing, to each beneficial owner who requests that its beneficial interests in the notes be exchanged for notes in physical, certificate form.
No Personal Liability of Directors, Officers, Employees and Shareholders
None of our directors, officers, employees, incorporators or shareholders or those of any of our subsidiaries, as such, shall have any liability for any of our obligations under the notes, the senior indenture, or for any claim based on, in respect of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

DESCRIPTION OF OTHER INDEBTEDNESS
The following is a general description of the material provisions of certain of Essent’s existing indebtedness in addition to the indebtedness represented by the notes offered by this prospectus supplement. This summary is not a complete description of our indebtedness.
Existing Credit Facility
Essent Group and its subsidiaries, Essent Irish Intermediate Holdings Limited and Essent US Holdings, Inc. (collectively, the “Existing Borrowers”) are parties to our Existing Credit Facility, which is a $825 million secured credit facility with a syndicate of bank lenders. The Existing Credit Facility also provides for up to $175 million aggregate principal amount of uncommitted incremental term loan and/or revolving credit facilities that may be exercised at Essent’s option, so long as Essent receives sufficient commitments from the bank lenders. As of March 31, 2024 and to date, there was approximately $425 million of term borrowings outstanding under the Existing Credit Facility. Borrowings under the Existing Credit Facility may be used for working capital and general corporate purposes, including, without limitation, capital contributions to Essent’s insurance and reinsurance subsidiaries. Borrowings accrue interest at a floating rate tied to a standard short-term borrowing index, selected at Essent’s option, plus an applicable margin. A commitment fee is due quarterly on the average daily amount of the undrawn revolving commitment. The applicable margin and the commitment fee are based on the senior unsecured debt rating or long-term issuer rating of Essent Group to the extent available, or the insurer financial strength rating of Essent Guaranty. The annual commitment fee rate at March 31, 2024 was 0.25%. The obligations under the Existing Credit Facility are secured by certain assets of the Existing Borrowers, excluding the stock and assets of its insurance and reinsurance subsidiaries. The borrowings under the Existing Credit Facility are scheduled to contractually mature on December 10, 2026. As of March 31, 2024, $425 million had been borrowed under the term loan portion of the Existing Credit Facility with a weighted average interest rate of 7.06%.
Our ability to borrow under the Existing Credit Facility is conditioned on the satisfaction of certain financial and other negative and affirmative covenants, financial covenants relating to minimum net worth, capital and liquidity levels, maximum debt to capitalization level and Essent Guaranty Inc.’s compliance with the PMIERs. A failure to comply with these covenants or the other terms of the Existing Credit Facility could result in an event of default, which could (a) result in the termination of the commitments by the lenders to make loans to Essent under the Existing Credit Facility and (b) enable the lenders to declare, subject to the terms and conditions of the Existing Credit Facility, any outstanding obligations under the Existing Credit Facility to be immediately due and payable. As of March 31, 2024, we were in compliance with all covenants under the Existing Credit Facility.
Revolving Credit Facility
On June 26, 2024, Essent Group entered into the Refinancing Agreement, pursuant to which the Revolving Credit Facility is intended to replace our Existing Credit Facility with a committed capacity of $500 million in revolving loans with a syndicate of bank lenders subject to the satisfaction of customary closing conditions, including the closing of this offering and the repayment of all of the borrowings outstanding under the term loan portion of our Existing Credit Facility. The Revolving Credit Facility will provide for an effective increase in our revolving credit facility borrowing capacity from $400 million to $500 million. All outstanding term loans under the Existing Credit Facility are expected to be repaid with the net proceeds from the notes offered hereby. The Revolving Credit Facility also provides for an aggregate principal amount of up to $250 million in uncommitted incremental revolving credit facilities that may be exercised at Essent Group’s option so long as Essent Group receives sufficient commitments from the lenders. Borrowings under the Revolving Credit Facility may be used for working capital and general corporate purposes, including, without limitation, capital contributions to Essent Group’s insurance and reinsurance subsidiaries. Borrowings accrue interest at a floating rate tied to a standard short-term borrowing index, selected at Essent Group’s option, plus an applicable margin. A commitment fee is due quarterly on the average daily amount of the undrawn revolving commitment. The applicable margin and the commitment fee are based on the senior unsecured debt rating or long-term issuer rating of Essent Group to the extent available. The annual commitment fee rate applicable at closing is 0.225% based on the Essent Group’s long-term issuer rating at such time. The borrowings under the Revolving Credit Facility are expected to contractually mature upon the earlier of (i) five years after the closing date of the Revolving Credit Facility and (ii) 91 days prior to            , which is the stated maturity date of the notes offered hereby.
Our ability to borrow under the Revolving Credit Facility is conditioned on the satisfaction of certain covenants, including financial covenants relating to minimum consolidated net worth, maximum debt-to-total capitalization level and compliance with the financial requirements pursuant to PMIERs. A failure to comply with these covenants or the other terms of the Revolving Credit Agreement could result in an event of default, which could (a) result in the termination of the commitments by the lenders to make loans to Essent Group under the Revolving Credit Facility and (b) enable the lenders to declare, subject to the terms and conditions of the Revolving Credit Agreement, any outstanding obligations under the Revolving Credit Agreement to be immediately due and payable.

MATERIAL TAX CONSIDERATIONS
Material U.S. Federal Income Tax Considerations
The following discussion is a summary of the material U.S. federal income tax consequences relevant to the purchase, ownership and disposition of the notes by U.S. Holders (as defined herein), and does not purport to be a complete analysis of all potential tax effects. The discussion deals only with notes held as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, which we refer to in this prospectus supplement as the “Code.” This discussion does not address all the U.S. federal income tax consequences that may be relevant to a holder of the notes in light of such holder’s particular circumstances (including U.S. holders that are directly or indirectly related to us) or to holders subject to special rules, such as financial institutions, banks, partnerships and other pass-through entities, U.S. expatriates, controlled foreign corporations, passive foreign investment companies, insurance companies, dealers in securities, traders in securities, persons required under Section 451(b) of the Code to conform the timing of income accruals with respect to the notes to their financial statements, persons subject to the alternative minimum tax, U.S. Holders (defined herein) whose functional currency is not the U.S. dollar, tax-exempt organizations and persons holding the notes as part of a “straddle,” “hedge,” “conversion transaction” or other integrated transaction. In addition, this discussion is limited to persons purchasing the notes for cash pursuant to this offering and does not discuss the tax considerations applicable to subsequent purchasers of the notes. Moreover, the effect of any applicable state, local or foreign tax laws is not discussed.
The discussion is based on the provisions of the Code, U.S. Treasury regulations issued thereunder, rulings and pronouncements of the IRS, and judicial decisions, all as in effect as of the date of this prospectus supplement and all of which are subject to change or to different interpretation at any time. Any such change may be applied retroactively in a manner that could adversely affect a holder of the notes.
We have not sought and will not seek any rulings from the IRS with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the notes or that any such position would not be sustained.
Prospective investors also should consult their own tax advisors with regard to the application of any U.S. state, local, foreign or other tax laws, including gift and estate tax laws.
U.S. Holders
As used herein, “U.S. Holder” means a beneficial owner of the notes who or that is for U.S. federal income tax purposes:
•
an individual citizen or resident of the United States;

•
a corporation created or organized in or under the laws of the U.S. or any state thereof or the District of Columbia;

•
an estate, the income of which is subject to U.S. federal income tax regardless of its source;

•
a trust, if a U.S. court can exercise primary supervision over the administration of the trust and one or more U.S. persons can control all substantial trust decisions, or, if the trust was in existence on August 20, 1996, and has elected to continue to be treated as a U.S. person; or

•
any other person or entity that is treated for U.S. federal income tax purposes as if it were one of the foregoing.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds notes, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Each partner of a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holding notes should consult its own tax advisor.

Interest
We expect, and this discussion assumes, that the notes will be issued with less than a de minimis amount of original issue discount, if any.
A U.S. Holder must generally include stated interest on a note as ordinary income at the time such interest is received or accrued, in accordance with such U.S. Holder’s method of accounting for U.S. federal income tax purposes. Interest received by a U.S. Holder will be treated as foreign source income.
Sale or Other Taxable Disposition of the Notes
A U.S. Holder will generally recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a note equal to the difference between the amount realized upon the disposition of the note and the U.S. Holder’s adjusted tax basis in the note. A U.S. Holder’s adjusted tax basis in a note generally will be the U.S. Holder’s cost therefor. Such recognized gain or loss generally will be a capital gain or loss and, if the U.S. Holder is an individual that has held the note for more than one year, such capital gain will generally be eligible for a reduced rate of taxation (currently at a maximum rate of 20%). All or a portion of such capital gain may also be subject to a 3.8% tax imposed on “net investment income” as defined under the Code, depending on the U.S. Holder’s individual circumstances. A U.S. Holder’s ability to deduct capital losses may be limited. Any gain or loss realized by a U.S. Holder on the disposition of a note will generally be U.S. source gain or loss.
Notwithstanding the foregoing, amounts realized in connection with any sale, exchange, redemption, retirement or other taxable disposition of a note will not include any amount attributable to accrued interest, which will be treated as ordinary interest income to the extent not previously included in income.
Information Reporting and Backup Withholding
Information returns may be filed with the IRS and backup withholding tax may be collected in connection with certain payments of principal and interest on a note and payments of the proceeds on the sale or exchange of a note by a holder. A U.S. Holder will not be subject to backup withholding tax if such U.S. Holder provides its taxpayer identification number to us or our paying agent (typically by providing an IRS Form W-9) and complies with certain certification procedures or otherwise establishes an exemption from backup withholding. Certain holders, including corporations, are generally not subject to backup withholding.
Backup withholding tax is not an additional tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding tax will be offset by the amount of tax withheld. If backup withholding tax results in an overpayment of U.S. federal income taxes, a refund or credit may be obtained from the IRS, provided the required information is timely furnished.
Foreign Account Tax Compliance Act (“FATCA”) Withholding
Certain provisions of the Code and U.S. Treasury regulations commonly known as FATCA, as well as certain intergovernmental agreements between the United States and certain other countries, may impose 30% withholding on certain payments made in respect of the notes (“FATCA withholding”), to the extent such payments are considered “foreign passthru payments” (which term is not yet defined). FATCA withholding would apply only if the payments are made to a recipient (including an intermediary) that is a “foreign financial institution” that has not entered into an agreement with the IRS pursuant to FATCA or otherwise established an exemption from FATCA withholding, and certain entities characterized as a “non-financial foreign entity”. FATCA withholding will not apply to securities treated as debt for U.S. federal income tax purposes that are issued before (and not materially modified after) the date that is six months after the date on which final U.S. Treasury regulations defining the term “foreign passthru payments” are published. In addition, under proposed Treasury regulations (the preamble to which specifies that taxpayers may rely on them pending finalization) FATCA withholding will not apply prior to the date that is two years after the date that final U.S. Treasury regulations defining the term “foreign passthru payments” are published. It is not yet clear whether or to what extent payments on the notes would be treated as foreign passthru payments.

U.S. Holders should consult their tax advisors as to how these rules may apply to payments they receive under the notes.
Bermuda Tax Considerations
On December 27, 2023, the Government of Bermuda enacted the Corporate Income Tax Act 2023 (“CIT”). Starting January 1, 2025, the CIT will result in a new 15% corporate income tax on in-scope entities that are resident in Bermuda or that have a Bermuda permanent establishment.
The CIT also includes various transitional provisions and elections that we are in the process of evaluating. In particular, we believe that, based on their current structure and operations, our Bermuda companies will be eligible to elect a five-year “limited international presence” exemption under the CIT. We intend to make this election within the timeframe required under Bermuda law, and therefore do not expect the CIT to have a material impact upon Essent’s effective tax rate until we no longer meet the exemption criteria, or January 1, 2030, the fifth anniversary of the inception date of the tax, whichever may occur sooner. The exemption criteria are subject to interpretation of existing Bermuda law, as well as any related new regulations that may be issued by the Government of Bermuda. No assurances can be made that we will continue meeting such criteria for the entire five-year period.

UNDERWRITING (CONFLICTS OF INTEREST)
J.P. Morgan Securities LLC and BofA Securities, Inc. are acting as representatives (the “Representatives”) of each of the underwriters named below. Subject to the terms and conditions in an underwriting agreement, dated the date of this prospectus supplement (the “Underwriting Agreement”) between the Company and the Representatives, the Company has agreed to sell to the underwriters, and each of the underwriters have agreed, severally and not jointly, to purchase from the Company, together with all other underwriters, the principal amount of the notes listed opposite its name in the following table:
Underwriters	Principal Amount of Notes
J.P. Morgan Securities LLC	$
BofA Securities, Inc.
Goldman Sachs & Co. LLC
Citizens JMP Securities, LLC
U.S. Bancorp Investments, Inc.
Total
The Underwriting Agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to certain conditions precedent. The underwriters are committed to take and pay for all the notes being offered, if any are taken. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
In connection with this offering, the underwriters or securities dealers may distribute documents to investors electronically.
The Company has been advised by the Representatives that the notes sold by the underwriters to the public will initially be offered at the price set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price of up to    % of the principal amount of the notes. Any such securities dealers may resell the notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price of up to    % of the principal amount of the notes. After the initial offering of the notes to the public, the underwriters may from time to time change the public offering price and other selling terms.
The following table shows the per note and total underwriting discount to be paid to the underwriters by us.
Per Note		%
Total	$
The Company has agreed, during the period from the date of the Underwriting Agreement through one day following consummation of this offering not to offer, sell or contract to sell, pledge or otherwise dispose of, directly or indirectly, or announce the offering of, any debt securities issued or guaranteed by the Company that have a tenor of more than one year after the consummation of this offering and that rank pari passu with, and otherwise are substantially similar to, the notes, without the prior written consent of the Representatives.
We estimate that the total out-of-pocket expenses of this offering payable by the Company, excluding the underwriting discount, will be approximately $            .
The underwriters intend to offer the notes for sale primarily in the United States either directly or through affiliates or other dealers acting as selling agents. The underwriters may also offer the notes for sale outside the United States either directly or through affiliates or other dealers acting as selling agents.
The notes will constitute a new class of securities with no established trading market. The Company does not intend to list the notes on any national securities exchange or to arrange for quotation of the notes on any automated dealer quotation system. Certain of the underwriters have advised us that they currently intend to make a market in the notes. However, they are not obligated to do so, and any market making with respect to the notes may be discontinued without notice at their sole discretion. Any market-making activity will be subject to limits imposed by law. Further, the ability of the underwriters to make a market in the notes may be impacted by changes in regulatory requirements applicable to the marketing, holding and trading of, and issuing quotations with respect to, the notes.
Accordingly, the Company cannot assure you as to the development or liquidity of any trading market for the notes. See “Risk Factors — Risks Related to the Notes — If an active and liquid trading market for the notes does not develop, the market price of the notes may decline and you may be unable to sell your notes.”
The Company has agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
Alternative Settlement Cycle
The Company expects to deliver the notes against payment for the notes on or about      , 2024, which will be the       business day following the date of this prospectus supplement (this settlement cycle being referred to as “T+       ”). Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes more than one business day prior to their date of delivery will be required to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.
Price Stabilization, Short Positions and Penalty Bid
In connection with this offering, the underwriters may purchase and sell the notes in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater amount of notes than they are required to purchase in this offering. Covering transactions involve purchases of notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions involve bids to purchase notes so long as the stabilizing bids do not exceed a specified maximum.
The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the Representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.
Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales, as well as other purchases by the underwriters for their own accounts, may have the effect of raising or maintaining the market price of the notes or preventing or slowing a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market or in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may be discontinued at any time.
Neither the Company nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither the Company nor any of the underwriters make any representation that the Representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Other Relationships
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.
In the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Certain of the underwriters and their respective affiliates have acted as lenders under our Existing Credit Facility and/or are expected to act as lenders under our Revolving Credit Facility. For example, an affiliate of J.P. Morgan Securities LLC serves as administrative agent, joint bookrunner and joint lead arranger, BofA Securities Inc. serves as joint bookrunner and joint lead arranger, and an affiliate of BofA Securities, Inc. serves as syndication agent, under our Existing Credit Facility. Because such underwriters and/or their affiliates may receive greater than 5% of the net proceeds of this offering in connection with the expected repayment of indebtedness under our Existing Credit Facility, certain of the underwriters may be deemed to have a “conflict of interest” under Rule 5121 of the Financial Industry Regulatory Authority (“FINRA”). Accordingly, this offering is being conducted in accordance with the applicable provisions of FINRA Rule 5121. The appointment of a “qualified independent underwriter” is not required in connection with this offering because the notes are “investment grade rated” as defined in Rule 5121. See “Use of Proceeds” for further information on the expected repayment of indebtedness under our Existing Credit Facility. Additionally, an affiliate of BofA Securities, Inc. is expected to serve as administrative agent, BofA Securities, Inc. is expected to serve as joint bookrunner and joint lead arranger, and an affiliate of J.P. Morgan Securities LLC is expected to serve as joint bookrunner, joint lead arranger and syndication agent, under our Revolving Credit Facility. Such underwriters and/or their affiliates have received and/or may in the future receive customary fees in such capacities under our Existing Credit Facility and/or our Revolving Credit Facility, as the case may be. In addition, an affiliate of U.S. Bancorp Investments, Inc., one of the underwriters, will be the initial trustee and will also serve as the initial registrar, notes custodian and paying agent for the notes.
Selling Restrictions
Other than in the United States, no action has been taken by the Company or the underwriters that would permit a public offering of the notes, or possession or distribution of this prospectus supplement or the accompanying prospectus in any jurisdiction where action for that purpose is required. The notes may not be offered or sold, directly or indirectly, nor may this prospectus supplement and the accompanying prospectus or any other offering material or advertisements in connection with the notes be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and the accompanying prospectus come are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying prospectus.
Canada
The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), as applicable, and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement together with the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
European Economic Area
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
This prospectus supplement has been prepared on the basis that any offer of notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.
United Kingdom
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, (a) a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, “EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”); and (b) “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.
This prospectus supplement has been prepared on the basis that any offer of notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation.

Hong Kong
Each underwriter (i) has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) and any rules made thereunder, or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O; and (ii) has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
The contents of this prospectus supplement and the accompanying prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offering of the notes. If you are in doubt about any of the contents of this prospectus supplement and the accompanying prospectus, you should obtain independent professional advice.
Japan
The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) (the “FIEA”). Accordingly, none of the notes nor any interest therein have been or will be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of, any resident of Japan, except in each case (i) pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and (ii) in compliance with any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Singapore
Each underwriter has acknowledged that this prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented, warranted and agreed that it has not offered or sold the notes or caused the notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any notes or cause the notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement, the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.
Singapore SFA Product Classification — Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and “Excluded Investment Products” (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. Neither this prospectus supplement nor the accompanying prospectus constitutes a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the notes may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the notes without disclosure to investors under Chapter 6D of the Corporations Act.
The notes applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act.
This prospectus supplement and the accompanying prospectus contain general information only and do not take account of the investment objectives, financial situation or particular needs of any particular person. Such documents do not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and the accompanying prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Switzerland
This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, us or the notes have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of notes will not be supervised by, the Swiss Financial Market Supervisory Authority (“FINMA”), and the offer of notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of notes.
By accepting this prospectus supplement and the accompanying prospectus or by subscribing to the notes, investors are deemed to have acknowledged and agreed to abide by these restrictions.

LEGAL MATTERS
The validity of the notes being offered by this prospectus supplement will be passed upon for us by Willkie Farr & Gallagher LLP, New York, New York. Certain legal matters with respect to Bermuda law will be passed upon for us by Conyers Dill & Pearman Limited, Hamilton, Bermuda. Certain legal matters in connection with this offering are being passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York.
EXPERTS
The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3, of which this prospectus supplement and the accompanying prospectus are a part. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information with respect to the Company and the notes offered hereby, you are referred to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents of any contract or other document referred to in, or incorporated by reference in, this prospectus supplement and the accompanying prospectus are not necessarily complete and, where that contract or other document is an exhibit to the registration statement, each statement is qualified in all respects by the exhibit to which the reference relates.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. These documents contain specific information about the Company. The SEC maintains a website that provides online access to our filed reports, proxy and information statements and other information that we file electronically with the SEC at the address www.sec.gov. Our common shares are listed on the New York Stock Exchange under the ticker symbol “ESNT.” Our SEC filings are also available (free of charge) from our website at www.essentgroup.com. Information contained on our website or any other website is not incorporated into this prospectus supplement or the accompanying prospectus and does not constitute a part of this prospectus supplement or the accompanying prospectus.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus supplement the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus supplement. We incorporate by reference in this prospectus supplement the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus supplement; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:
•
our Annual Report on Form 10-K for the year ended December 31, 2023 that we filed with the SEC on February 16, 2024, including portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 29, 2024 incorporated by reference into Part III of our Annual Report on Form 10-K;

•
our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 that we filed with the SEC on May 7, 2024; and

•
our Current Report on Form 8-K that we filed with the SEC on June 26, 2024.

You may request a free copy of these filings, other than any exhibits, unless the exhibits are specifically incorporated by reference into this prospectus supplement, by writing or telephoning us at the following address:
Essent Group Ltd.
Clarendon House
2 Church Street
Hamilton HM 11, Bermuda
Attention: Secretary
(441) 297-9901
Copies of these filings are also available without charge on our website at www.essentgroup.com. The contents of our website have not been incorporated into and do not form a part of this prospectus supplement or the accompanying prospectus. We have included this website address only as an inactive textual reference and does not intend it to be an active link to its website.

PROSPECTUS
ESSENT GROUP LTD.
COMMON SHARES, PREFERENCE SHARES, DEBT SECURITIES, DEPOSITARY SHARES, WARRANTS, UNITS
Essent Group Ltd., from time to time, may offer, issue and sell, together or separately, (1) common shares, par value $0.015 per share; (2) preference shares; (3) debt securities; (4) depositary shares; (5) warrants to purchase common shares, preference shares or other securities; and (6) units consisting of two or more classes of the securities registered hereunder.
This prospectus contains a general description of the securities we may offer. Each time we issue the securities pursuant to this registration statement we will provide a prospectus supplement containing specific information about the terms of that issuance, which also may add, update or change information contained in this prospectus. You should read carefully this prospectus and any applicable supplements before deciding to invest.
Our common shares are listed on the New York Stock Exchange (the “NYSE”) under the symbol “ESNT.” We expect that any common shares sold pursuant to a prospectus supplement will be listed on such exchange, subject to official notice of issuance. Any prospectus supplement will contain information, where applicable, as to any other listing on the NYSE or any other securities exchange of the other securities covered by the prospectus supplement.
The securities may be sold directly to investors, through agents designated from time to time or to or through underwriters or dealers. See “Plan of Distribution” on page 35 of this prospectus. If any agents or underwriters are involved in the sale of any securities in respect of which this prospectus is being delivered, the names of such agents or underwriters and any applicable commissions or discounts will be set forth in the applicable prospectus supplement. The net proceeds we expect to receive from any such sale of securities by us will also be set forth in the applicable prospectus supplement.
Consider carefully the “Risk Factors” beginning on page 3, in any accompanying prospectus supplement, and in the reports we file with the Securities and Exchange Commission (the “SEC”) that are incorporated by reference into this prospectus before deciding to invest in any of these securities.
Neither the SEC, any state securities commission, the Registrar of Companies in Bermuda or the Bermuda Monetary Authority (the “BMA”), nor any other regulatory body, has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus or any applicable prospectus supplement. Any representation to the contrary is a criminal offense.
The date of this prospectus is February 22, 2024.

i

ABOUT THIS PROSPECTUS
Unless the context otherwise indicates or requires, the terms “we,” “our,” “us,” “Essent,” and the “Company,” as used in this prospectus, refer to Essent Group Ltd. and its directly and indirectly owned subsidiaries, including our primary operating subsidiaries, Essent Guaranty, Inc. and Essent Reinsurance Ltd. When we use the term “Essent Group,” we are only referring to Essent Group Ltd. and not its subsidiaries.
This prospectus is part of an automatic shelf registration statement that we filed with the SEC, as a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. Under this shelf registration process, from time to time, we may sell any combination of the securities described in this prospectus in one or more offerings. We have provided to you in this prospectus a general description of the securities we may offer and the general manner in which the securities can be offered. Each time we sell securities under this shelf registration process, we will provide a prospectus supplement that will contain specific information about the terms of the securities being offered and the manner in which they may be offered. We and any underwriter or agent that we may from time to time retain may also provide you with other information relating to an offering, which we refer to as “other offering material.” A prospectus supplement or any such other offering material provided to you may include a discussion of any risk factors or other special considerations applicable to those securities or to us and may also include, if applicable, a discussion of material tax considerations. We may also add, update or change in the prospectus supplement or such other offering material any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the applicable prospectus supplement or other offering material, you should rely on the information in the prospectus supplement or other offering material; provided, that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus or any prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement. Throughout this prospectus, where we indicate that information may be supplemented in an applicable prospectus supplement or supplements, that information may also be supplemented in other offering material provided to you. You should read this prospectus and any prospectus supplement or other offering material together with additional information described under the heading “Where You Can Find More Information.”
The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC’s web site or at the SEC’s public reference room mentioned under the heading “Where You Can Find More Information.”
You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement. You may obtain the information incorporated by reference into this prospectus without charge by following the instructions under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” below. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities or soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.
We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with any agents, to reject, in whole or in part, any of those offers. Any prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act.
We are not making any representation to any purchaser of the securities regarding the legality of an investment in the securities by such purchaser. You should not consider any information in this prospectus to be legal, business or tax advice. You should consult your own attorney, business advisor or tax advisor for legal, business and tax advice regarding an investment in the securities.

ESSENT GROUP LTD.
Essent Group is organized as a limited liability company under the laws of Bermuda. Our registered office is located at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda. Our website address is www.essentgroup.com. We have included our website address in this prospectus solely as an inactive textual reference. We do not incorporate the information contained on, or accessible through, our corporate website into this prospectus, and you should not consider it to be part of this prospectus.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION
In addition to historical information, this prospectus, including the information incorporated by reference into this prospectus, contains statements relating to events, developments or results that we expect or anticipate may occur in the future. These statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the U.S. Private Securities Litigation Reform Act of 1995. In most cases, forward-looking statements may be identified by words such as “anticipate,” “may,” “will,” “could,” “should,” “would,” “expect,” “intend,” “plan,” “goal,” “contemplate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “seek,” “strategy,” “future,” “likely” or the negative or other variations on these words and other similar expressions. These statements, which may include, without limitation, projections regarding our future performance and financial condition, are made on the basis of management’s current views and assumptions with respect to future events. Any forward-looking statement is not a guarantee of future performance and actual results could differ materially from those contained in the forward-looking statement. These statements speak only as of the date they were made, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. We operate in a changing environment. New risks emerge from time to time and it is not possible for us to predict all risks that may affect us. The forward-looking statements, as well as our prospects as a whole, are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements, including:
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changes in or to Fannie Mae and Freddie Mac (collectively, the “GSEs”), whether through Federal legislation, restructurings or a shift in business practices;

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failure to continue to meet the mortgage insurer eligibility requirements of the GSEs;

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competition for our customers or the loss of a significant customer;

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lenders or investors seeking alternatives to private mortgage insurance;

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increase in the number of loans insured through Federal government mortgage insurance programs, including those offered by the Federal Housing Administration;

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decline in the volume of low down payment mortgage originations;

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uncertainty of loss reserve estimates;

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decrease in the length of time our insurance policies are in force;

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deteriorating economic conditions;

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the scope of recently enacted tax reform and its impact on us, our shareholders and our operations;

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the definition of “Qualified Mortgage” reducing the size of the mortgage origination market or creating incentives to use government mortgage insurance programs;

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the definition of “Qualified Residential Mortgage” reducing the number of low down payment loans or lenders and investors seeking alternatives to private mortgage insurance;

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the implementation of the Basel rules, which may discourage the use of private mortgage insurance;

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management of risk in our investment portfolio;

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fluctuations in interest rates;

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inadequacy of the premiums we charge to compensate for our losses incurred;

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dependence on management team and qualified personnel;

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disturbance to our information technology systems;

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change in our customers’ capital requirements discouraging the use of mortgage insurance;

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declines in the value of borrowers’ homes;

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limited availability of capital or reinsurance;

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unanticipated claims arise under and risks associated with our contract underwriting program;

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industry practice that loss reserves are established only upon a loan default;

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disruption in mortgage loan servicing, as a result of COVID-19 or otherwise;

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risk of future legal proceedings;

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customers’ technological demands;

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our non-U.S. operations becoming subject to U.S. Federal income taxation;

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becoming considered a passive foreign investment company for U.S. Federal income tax purposes;

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potential inability of our insurance subsidiaries to pay dividends; and

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other risks and factors listed under “Risk Factors” and elsewhere in this prospectus.

For more information regarding these risks and uncertainties as well as certain additional risks that we face, you should review the discussion under “Risk Factors” in this prospectus, the applicable prospectus supplement, the documents incorporated by reference into this prospectus, including the discussion under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2023, and those risks detailed in our subsequent reports and registration statements filed from time to time with the SEC. We caution you not to place undue reliance on these forward-looking statements, which are current only as of the date of the document in which they are included.
RISK FACTORS
Investing in our securities involves risk. You should carefully consider the risk factors contained in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference herein, and the other information contained in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. These risks could have a material adverse effect on our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.
USE OF PROCEEDS
We do not currently know the number or types of securities that ultimately will be sold pursuant to this prospectus or the prices at which such securities will be sold. We will retain broad discretion over the use of the net proceeds to us from any sale or resale of the securities described in this prospectus. The net proceeds from any sale of our securities by us under this prospectus will be used for (i) general corporate purposes, including but not limited to working capital and capital expenditures, or (ii) any other purpose specified in the applicable prospectus supplement.

GENERAL DESCRIPTION OF THE OFFERED SECURITIES
We may from time to time offer under this prospectus, separately or together:
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common shares;

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preference shares, which may be represented by depositary shares as described below;

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debt securities;

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warrants to purchase from us common shares, preference shares or other securities; and

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units, each representing a combination of two or more of the foregoing securities.

DESCRIPTION OF OUR SHARE CAPITAL
The following description of our share capital is a summary and is based on the provisions of our amended and restated bye-laws (our “bye-laws”) and the applicable provisions of the Bermuda Companies Act of 1981 (the “Companies Act”). This information is qualified entirely by reference to the applicable provisions of our memorandum of association, our bye-laws and the Companies Act. For information on how to obtain copies of our memorandum of association and bye-laws, which are exhibits to the registration statement of which this prospectus is a part, see “Where You Can Find More Information.”
Authorized and Outstanding Capital Stock
Essent Group is authorized to issue a total of 233,333,333.333 common shares, with a par value of $0.015 per share.
As of February 12, 2024, there were 106,872,556 common shares issued and outstanding, and no preference shares were authorized, issued or outstanding.
Preference Shares
Pursuant to Bermuda law and our bye-laws, our board of directors by resolution may establish one or more series of preference shares having such number of shares, designations, dividend rates, relative voting rights, conversion or exchange rights, redemption rights, liquidation rights and other relative participation, optional or other special rights, qualifications, limitations or restrictions as may be fixed by the board without any further shareholder approval. Such rights, preferences, powers and limitations as may be established could have the effect of discouraging an attempt to obtain control of the Company.
Common Shares
General
Our common shares have no pre-emptive rights or other rights to subscribe for additional shares, and no rights of redemption, conversion or exchange. Under certain circumstances and subject to the provisions of Bermuda law and our bye-laws, we may be required to make an offer to repurchase shares held by members. All of our outstanding shares of common shares are fully paid and nonassessable. Our common shares are listed on the NYSE under the symbol “ESNT.”
Dividend Policy
The board may, subject to Bermuda law and our bye-laws, declare a dividend to be paid to our members as of a record date determined by the board, in proportion to the number of shares held by such holder.
Voting Rights
In general, and subject to the adjustments described below, holders of our common shares will have one vote for each common share held by them and will be entitled to vote, on a non-cumulative basis, at all meetings of shareholders.
Under our bye-laws, in the event that a Tentative 9.5% Shareholder (as defined below) exists, the aggregate votes conferred by shares held by a shareholder and treated as Controlled Shares (as defined below) of that Tentative 9.5% Shareholder shall be reduced to the extent necessary such that the Controlled Shares of the Tentative 9.5% Shareholder will constitute less than nine and one-half percent (9.5%) of the voting power of all issued and outstanding shares. The votes of members owning no shares treated as Controlled Shares of any Tentative 9.5% Shareholder shall, in the aggregate, be increased by the same number of votes subject to reduction as described above, provided, however, that no shares shall be conferred votes to the extent that doing so will cause any person to be treated as a 9.5% Shareholder. These reductions will be made pursuant to formulas provided in our bye-laws, as applied by the board within its discretion. Under these provisions certain members may have their voting rights limited to less than one vote per share, while other members may have voting rights in excess of one vote per share.

“Tentative 9.5% Shareholder” means for a U.S. Person that, but for adjustments or restrictions on exercise of the voting power of shares pursuant to our bye-laws, would be a 9.5% Shareholder.
“Controlled Shares” means, in reference to any person, all shares that such person is deemed to own directly, indirectly (within the meaning of Section 958(a) of the Internal Revenue Code of 1986, as amended (the “Code”)) or, in the case of any U.S. Person, constructively (within the meaning of Section 958(b) of the Code); “9.5% Shareholder” means a U.S. Person that (a) owns (within the meaning of Section 958(a) of the Code) any shares and (b) owns, is deemed to own, or constructively owns Controlled Shares which confer votes in excess of 9.5% of the votes conferred by all of the issued and outstanding shares. For purposes of this discussion, the term “U.S. Person” means: (i) an individual citizen or resident of the United States, (ii) a partnership or corporation, created in or organized under the laws of the United States, or organized under the laws of any political subdivision thereof, (iii) an estate the income of which is subject to U.S. Federal income taxation regardless of its source, (iv) a trust if either (x) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more U.S. trustees have the authority to control all substantial decisions of such trust or (y) the trust has a valid election in effect to be treated as a U.S. Person for U.S. Federal income tax purposes or (v) any other person or entity that is treated for U.S. Federal income tax purposes as if it were one of the foregoing.
In addition, our bye-laws provide that the board may determine that certain shares shall not carry voting rights or shall have reduced voting rights to the extent that the board reasonably determines that it is necessary to do so to avoid any adverse tax consequences or materially adverse legal or regulatory treatment to us, any of our subsidiaries or any member or its affiliates, provided that the board will use reasonable efforts to ensure equal treatment to similarly situated members to the extent possible under the circumstances.
Our bye-laws authorize us to request information from any member for the purpose of determining whether a member’s voting rights are to be adjusted as described above. If, after a reasonable cure period, a member fails to respond to a request by us for information or submits incomplete or inaccurate information in response to a request, the board may eliminate the member’s voting rights. A member will be required to notify us in the event it acquires actual knowledge that it or one of its investors is the actual, deemed or constructive owner of 9.5% or more of our controlled shares.
Dividends and Other Distributions
Under Bermuda law, a company may not declare or pay a dividend, or make a distribution out of contributed surplus, if there are reasonable grounds for believing that (i) the company is, or would after the payment be, unable to pay its liabilities as they become due; or (ii) the realizable value of the company’s assets would thereby be less than its liabilities. Under our bye-laws, each common share is entitled to dividends if, as and when dividends are declared by our board of directors, subject to any preference dividend right of holders of any preference shares. “Contributed surplus” is defined for purposes of section 54 of the Companies Act to include the proceeds arising from donated shares, credits resulting from the redemption or conversion of shares at less than the amount set up as nominal capital and donations of cash and other assets to the company.
Meetings of Shareholders
Our annual general meeting is held each year. Bermuda law provides that a special general meeting of shareholders may be called by the board of directors of a company and must be called upon the request of shareholders holding not less than 10% of the paid-up capital of the company carrying the right to vote at general meetings. Bermuda law also requires that shareholders be given at least five days’ notice of a general meeting, but the accidental omission to give notice to any person does not invalidate the proceedings at a meeting. Our bye-laws provide that the Chief Executive Officer or the Chairman (if any) or any two directors or any director and the secretary may convene a members meeting. In addition, upon receiving a requisition from the shareholders of at least one tenth (1/10th) of the paid up share capital of the Company, the board shall convene a special general meeting. Under our bye-laws, at least 5 days’ notice of an annual general meeting or a special general meeting must be given to each shareholder entitled to vote at such meeting. This notice requirement is subject to the ability to hold such meetings on shorter notice if such notice is agreed: (i) in the case of an annual general meeting by all of the shareholders entitled to attend and vote at such meeting; or (ii) in the case of a special general meeting, by a majority in number of the shareholders entitled to attend and vote at the meeting holding not less than 95% in nominal value of the shares entitled to vote at such meeting. The quorum required for a general meeting of shareholders is two or more persons present throughout and representing in person or by proxy in excess of 50% of the total issued voting shares. Questions proposed for the consideration by the shareholders will be decided by the affirmative vote of the majority of the votes cast.
Voting Rights and Quorum Requirements
Under Bermuda law, the voting rights of our shareholders are regulated by our bye-laws and, in certain circumstances, the Companies Act. Subject to our bye-laws, at any general meeting two or more persons present throughout and representing in person or by proxy in excess of 50% of the total issued voting shares in the Company shall form a quorum for the transaction of business. Generally, except as otherwise provided in the bye-laws or the Companies Act, at any general meeting, subject to any rights or restrictions attached to the shares, every shareholder present in person and every person holding a valid proxy at such meeting shall be entitled to one vote for each voting share held. No shareholder shall be entitled to vote at a general meeting unless such shareholder has paid all the calls on all shares held by them. Subject to the Companies Act and our bye-laws, any question proposed for the consideration of the shareholders at any general meeting shall be decided by the affirmative votes of a majority of the votes cast. In the case of an equality of votes the resolution shall fail.
Approval of Corporate Matters by Written Consent
The Companies Act and our bye-laws provide that shareholders may take action by written resolution signed by the majority of shareholders that would have been required had a meeting occurred and had all shareholders so entitled attended and voted thereat.
Shareholder Proposals
Under Bermuda law, shareholder(s) may, as set forth below and at their own expense (unless the company otherwise resolves), require the company to: (i) give notice to all shareholders entitled to receive notice of the annual general meeting of any resolution that the shareholder(s) may properly move at the next annual general meeting; and/or (ii) circulate to all shareholders entitled to receive notice of any general meeting a statement in respect of any matter referred to in any proposed resolution or any business to be conducted at such general meeting. The number of shareholders necessary for such a requisition is either: (i) any number of shareholders representing not less than 5% of the total voting rights of all shareholders entitled to vote at the meeting to which the requisition relates; or (ii) not less than 100 shareholders.
Shareholder Advance Notice Procedure
Our bye-laws establish an advance notice procedure for shareholders to make nominations of candidates for election as directors or to bring other business before an annual general meeting of our shareholders.
These provisions may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. We expect that these provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our Company.
The bye-laws provide that any shareholder wishing to nominate persons for election as directors at, or bring other business before, an annual general meeting must deliver to our secretary a timely written notice of the shareholder’s intention to do so.
To be timely, the shareholder’s notice must be delivered to or mailed and received by us not less than 90 days nor more than 120 days before the anniversary date of the preceding annual meeting, except that if the annual meeting is set for a date that is not within 30 days before or after such anniversary date, we must receive the notice no earlier than 120 days prior to such annual general meeting and no later than the later of 70 days prior to the date of the general meeting or the 10th day following the day on which public announcement of the date of the general meeting was first made by the Company.

The notice must include the following information:
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the name and address of the shareholder who intends to make the nomination and the name and address of the person or persons to be nominated or the nature of the business to be proposed;

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a representation that the shareholder is a holder of record of our share capital entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons or to introduce the business specified in the notice;

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if applicable, a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons, naming such person or persons, pursuant to which the nomination is to be made by the shareholder;

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such other information regarding each nominee or each matter of business to be proposed by such shareholder as would be required to be included in a proxy statement filed under the SEC’s proxy rules if the nominee had been nominated or intended to be nominated, or the matter that had been proposed, or intended to be proposed, by the board of directors;

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if applicable, the consent of each nominee to serve as a director if elected; and

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such other information that the board of directors may request in its discretion.

Number of Directors
Our bye-laws provide that our board shall consist of such number of directors being not less than two directors and such number in excess as the board may determine. Our board of directors currently consists of nine directors.
Classified Board of Directors
Our board is divided into three classes, Class I, Class II and Class III. Each class of directors consists of one-third of the total number of directors constituting the entire board. Each class of directors is elected for a three-year term of office, but the terms are staggered so that the term of only one class of directors expires at each annual general meeting.
Removal of Directors
Our bye-laws provide that a director may be removed only with cause by a majority vote of the shareholders, provided that the notice of the shareholders meeting convened to remove the director is given to the director. The notice must contain a statement of the intention to remove the director and must be served on the director not less than 14 days before the meeting. The director is entitled to attend the meeting and be heard on the motion for his removal.
Duties of Directors
The Companies Act, which applies to us, authorizes the directors of a company, subject to its bye-laws, to exercise all powers of the company except those that are required by the Companies Act or the company’s bye-laws to be exercised by the shareholders of the company. Our bye-laws provide that our business is to be managed and conducted by our board. At common law, members of a board of directors owe a fiduciary duty to the company to act in good faith in their dealings with or on behalf of the company and exercise their powers and fulfill the duties of their office honestly. This duty includes the following essential elements:
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a duty to act in good faith in the best interests of the company;

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a duty not to make a personal profit from opportunities that arise from the office of director;

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a duty to avoid conflicts of interest; and

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a duty to exercise powers for the purpose for which such powers were intended.

The Companies Act imposes a duty on directors and officers of a Bermuda company:
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to act honestly and in good faith with a view to the best interests of the company; and

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to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

The Companies Act also imposes various duties on directors and officers of a company with respect to certain matters of management and administration of the company.
Under Bermuda law, directors and officers generally owe fiduciary duties to the company itself, not to the company’s individual shareholders or members, creditors, or any class of either shareholders, members or creditors. Our shareholders may not have a direct cause of action against our directors.
Interested Directors
Bermuda law provides that if a director has an interest in a material contract or proposed material contract with us or any of our subsidiaries or has a material interest in any person that is a party to such a contract, the director must disclose the nature of that interest at the first opportunity either at a meeting of directors or in writing to the board.
Indemnification of Directors and Officers
Section 98 of the Companies Act provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may in its bye-laws or in any contract or arrangement between the company and any officer, or any person employed by the company as auditor, exempt such officer or person from, or indemnify him in respect of, any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the officer or person may be guilty in relation to the company or any subsidiary thereof.
We have adopted provisions in our bye-laws that provide that we shall indemnify our officers and directors in respect of their actions and omissions, except in respect of their fraud or dishonesty. Our bye-laws provide that the shareholders waive all claims or rights of action that they might have, individually or in right of the company, against any of the company’s directors or officers for any act or failure to act in the performance of such director’s or officer’s duties, except in respect of any fraud or dishonesty of such director or officer. Section 98A of the Companies Act permits us to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not we may otherwise indemnify such officer or director. We have purchased and maintain a directors’ and officers’ liability policy for this purpose.
Amendment of Memorandum of Association
Bermuda law provides that the memorandum of association of a company may be amended by a resolution passed at a general meeting of shareholders of which due notice has been given. Certain amendments to the memorandum of association may require approval of the Bermuda Minister of Finance, who may grant or withhold approval at his or her discretion.
Amendments to our memorandum of association will require an affirmative vote of the majority of our board and by a resolution of the shareholders including the affirmative vote of not less than 66 2∕3% of the votes attaching to all shares in issue.
These provisions make it more difficult for any person to remove or amend any provisions in our memorandum of association and bye-laws that may have an anti-takeover effect.
Amendment of Bye-laws
Consistent with the Companies Act, our bye-laws provide that the bye-laws may only be rescinded, altered or amended upon approval by a resolution of our board of directors and by a resolution of our shareholders.

In the case of certain bye-laws, including the bye-laws relating to the power to demand a vote on a poll, election and removal of directors, indemnification and exculpation of directors and officers, winding up of the company and amendment of memorandum of association provisions, the required resolutions must include the affirmative vote of at least 66 2∕3% of our directors then in office and of at least 66 2∕3% of the votes attaching to all shares in issue.
Approval of Certain Transactions
Amalgamations, Mergers and Similar Arrangements
The amalgamation or merger of a Bermuda company with another company or corporation (other than certain affiliated companies) requires the amalgamation or merger agreement to be approved by the company’s board of directors and by its shareholders. Our bye-laws provide that a simple majority of the shareholders voting at such meeting is required to approve the amalgamation or merger agreement, and the quorum for such meeting is two persons present throughout and representing in person or by proxy in excess of 50% of the total issued voting shares in the Company.
Under Bermuda law, in the event of an amalgamation or merger of a Bermuda company with another company or corporation, a shareholder of the Bermuda company who did not vote in favor of the amalgamation or merger and is not satisfied that fair value has been offered for such shareholder’s shares may, within one month of notice of the shareholders meeting, apply to the Supreme Court of Bermuda to appraise the fair value of those shares.
Our bye-laws contain provisions regarding “business combinations” with “interested shareholders.”
Pursuant to our bye-laws, in addition to any other approval that may be required by applicable law, any business combination with an interested shareholder within a period of three years after the date of the transaction in which the person became an interested shareholder must be approved by our board and authorized at an annual or special general meeting by the affirmative vote of at least 66 2∕3% of our issued and outstanding voting shares that are not owned by the interested shareholder, unless:
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prior to the time that the shareholder becoming an interested shareholder, our board of directors approved either the business combination or the transaction that resulted in the shareholder becoming an interested shareholder; or

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upon consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of our issued and outstanding voting shares at the time the transaction commenced, excluding for the purposes of determining the number of shares issued and outstanding, those shares owned (i) by persons who are directors and also officers and (ii) employee share plans in which employee participants do not have the right to determine whether shares held subject to the plan will be tendered in an tender or exchange offer.

The bye-laws define “business combinations” to include the following:
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any merger or consolidation of the Company with the interested shareholder or its affiliates or with any other company, partnership, unincorporated association or other entity if caused by the interested shareholder;

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any sale, lease, exchange, mortgage, pledge, transfer, or other disposition of 10% or more of our assets involving the interested shareholder;

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subject to specified exceptions, any transaction that results in the issuance or transfer by us of any share of the Company to the interested shareholder;

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any transaction involving us that has the effect of increasing the proportionate share of any class or series of our shares beneficially owned by the interested shareholder; or

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any receipt by the interested shareholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through us.

An “interested shareholder” is a person that beneficially owns 15% or more of our issued and outstanding voting shares and any person affiliated or associated with us that owned 15% or more of our issued and outstanding voting shares at any time three years prior to the relevant time.
Takeovers
An acquiring party is generally able to acquire compulsorily the common shares of minority holders of a company in the following ways:
By a procedure under the Companies Act known as a “scheme of arrangement.” A scheme of arrangement could be effected by obtaining the agreement of the company and of holders of common shares, representing in the aggregate a majority in number and at least 75% in value of the common shareholders present and voting at a court ordered meeting held to consider the scheme of arrangement. The scheme of arrangement must then be sanctioned by the Bermuda Supreme Court. If a scheme of arrangement receives all necessary agreements and sanctions, upon the filing of the court order with the Registrar of Companies in Bermuda, all holders of common shares could be compelled to sell their shares under the terms of the scheme of arrangement.
By acquiring pursuant to a tender offer 90% of the shares or class of shares not already owned by, or by a nominee for, the acquiring party (the offeror), or any of its subsidiaries. If an offeror has, within four months after the making of an offer for all the shares or class of shares not owned by, or by a nominee for, the offeror, or any of its subsidiaries, obtained the approval of the holders of 90% or more of all the shares to which the offer relates, the offeror may, at any time within two months beginning with the date on which the approval was obtained, by notice compulsorily acquire the shares of any non-tendering shareholder on the same terms as the original offer unless the Supreme Court of Bermuda (on application made within a one-month period from the date of the offeror’s notice of its intention to acquire such shares) orders otherwise.
Where the acquiring party or parties hold not less than 95% of the shares or a class of shares of the company, by acquiring, pursuant to a notice given to the remaining shareholders or class of shareholders, the shares of such remaining shareholders or class of shareholders. When this notice is given, the acquiring party is entitled and bound to acquire the shares of the remaining shareholders on the terms set out in the notice, unless a remaining shareholder, within one month of receiving such notice, applies to the Supreme Court of Bermuda for an appraisal of the value of their shares. This provision only applies where the acquiring party offers the same terms to all holders of shares whose shares are being acquired.
Inspection of Corporate Records
Members of the general public have the right to inspect our public documents available at the office of the Registrar of Companies in Bermuda and our registered office in Bermuda, which will include our memorandum of association (including its objects and powers) and certain alterations to our memorandum of association. Our shareholders have the additional right to inspect our bye-laws, minutes of general meetings and audited financial statements, which must be presented to the annual general meeting of shareholders.
The register of members of a company is also open to inspection by shareholders and members of the general public without charge. The register of members is required to be open for inspection for not less than two hours in any business day (subject to the ability of a company to close the register of members for not more than 30 days in a year). A company is required to maintain its share register in Bermuda but may, subject to the provisions of the Companies Act, establish a branch register outside of Bermuda. A company is also required to keep at its registered office a register of directors and officers which is also open to inspection by shareholders and members of the general public without charge. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records.
Shareholders’ Suits
Class actions and derivative actions are generally not available to shareholders under Bermuda law. The Bermuda courts, however, would ordinarily be expected to permit a shareholder to commence an action in the name of a company to remedy a wrong to the company where the act complained of is alleged to be beyond the corporate power of the company or illegal, or would result in the violation of the company’s memorandum of association or bye-laws.
Furthermore, consideration would be given by a Bermuda court to acts that are alleged to constitute a fraud against the minority shareholders or, for instance, where an act requires the approval of a greater percentage of the company’s shareholders than that which actually approved it.
When the affairs of a company are being conducted in a manner which is oppressive or prejudicial to the interests of some part of the shareholders, one or more shareholders may apply to the Supreme Court of Bermuda, which may make such order as it sees fit, including an order regulating the conduct of the company’s affairs in the future or ordering the purchase of the shares of any shareholders by other shareholders or by the company.
Dissolution
Under Bermuda law, a solvent company may be wound up by way of a shareholders’ voluntary liquidation. Prior to the company entering liquidation, a majority of the directors shall each make a statutory declaration, which states that the directors have made a full enquiry into the affairs of the company and have formed the opinion that the company will be able to pay its debts within a period of 12 months of the commencement of the winding up and must file the statutory declaration with the Bermuda Registrar of Companies. The general meeting will be convened primarily for the purposes of passing a resolution that the company be wound up voluntarily and appointing a liquidator. The winding up of the company is deemed to commence at the time of the passing of the resolution.
Certain Bye-law Provisions
The provisions of our bye-laws may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that you might consider in your best interest, including an attempt that might result in your receipt of a premium over the market price for your shares. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which could result in an improvement of such persons’ terms.
Registration Rights
We are party to an amended and restated registration rights agreement dated November 11, 2014 with certain of our shareholders identified therein, pursuant to which such parties have certain rights with respect to the registration of their shares.
Transfer Agent and Registrar
The transfer agent and registrar for our common shares is Equinity Trust Company, LLC.

DESCRIPTION OF DEBT SECURITIES
The following is a general description of the material terms and provisions of the debt securities that we may issue from time to time and to which any prospectus supplement may relate. Our debt securities are to be issued under a senior debt indenture between us and a financial institution, as trustee, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part and is incorporated by reference. The senior indenture is sometimes referred to herein the “indenture.” The particular terms relating to the debt securities, which may be different from or in addition to the terms described below, will be set forth in a prospectus supplement relating to such security.
Because the following summaries of the material terms and provisions of the indenture and the related debt securities are not complete, you should refer to the form of the indenture and the debt securities for complete information regarding the terms and provisions of the indenture, including the definitions of some of the terms used below, and the debt securities. Wherever we refer to particular articles, sections or defined terms of the indenture, those articles, sections or defined terms are incorporated herein by reference.
General
The indenture does not limit the aggregate principal amount of the debt securities that we may issue thereunder and provide that we may issue the debt securities thereunder from time to time in one or more series. Unless otherwise described in a prospectus supplement regarding any debt securities, the indenture does not limit the amount of other indebtedness or the debt securities which we or our subsidiaries may issue.
Unless otherwise provided in a prospectus supplement, our debt securities will be unsecured obligations of ours and will rank equally with all of our other unsecured and unsubordinated indebtedness. The indenture will be qualified under the Trust Indenture Act of 1939. The type and terms of the debt securities we offer under this prospectus may be limited by the other debt instruments to which we are a party at the time of the offering.
Because most of our operations are conducted through our insurance subsidiaries, most of our cash flow, and consequently, our ability to service debt, including the debt securities, is dependent upon the earnings of those subsidiaries and the transfer of funds by those subsidiaries to us in the form of dividends or permitted payments under tax- and expense-sharing arrangements, supplemented with borrowings from time to time. Our insurance subsidiaries’ ability to pay dividends to us is subject to various conditions imposed by the insurance regulations of the jurisdictions where they are domiciled and by the GSEs. In addition, the expense-sharing arrangements between us and our insurance subsidiaries have been approved by applicable state insurance departments, and such approvals are subject to change at any time.
Some of our subsidiaries may finance their operations by borrowing from external creditors; lending agreements between some of the operating subsidiaries and external creditors also may restrict the amount of net assets available for cash dividends and other payments to us. Because we are a holding company, we rely on dividends from, and permitted payments under tax- and expense-sharing arrangements with, our subsidiaries to meet our liquidity needs, and therefore to make payments in respect of our securities. As such, any securities we issue will be structurally subordinated to the indebtedness and other liabilities, if any, of our subsidiaries, including claims of our subsidiaries’ policyholders, trade creditors, preference stockholders and creditors, and any taxing authorities. Any claims we have as an unsecured creditor of one of our subsidiaries would be subordinate to any security interest in the assets of that subsidiary and any indebtedness of that subsidiary senior to the indebtedness held by us.
Terms of the Debt Securities
The applicable prospectus supplement will describe the specific terms relating to the series of the debt securities the Company will offer, including, to the extent applicable, the following:
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the title and series designation of the debt securities and whether they are senior securities or subordinated securities;

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the ranking of the debt securities;

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the aggregate principal amount of the debt securities, and any limit upon such principal amount;

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the percentage of the principal amount at which the Company will issue the debt securities and, if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities payable upon maturity of the debt securities;

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if convertible, the number of debt securities or shares of any class, classes or series into which the debt securities will be convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be mandatory, at our option or at the option of the holders of the debt securities, the events requiring an adjustment of the conversion price, provisions affecting conversion in the event of redemption of the debt securities, restrictions on conversion and any other terms governing such conversion;

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the stated maturity date of the debt securities;

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any fixed, variable or pay-in-kind interest rate or rates per annum or the method by which the interest rates will be determined, including, if applicable, any remarketing option or similar option;

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the place where principal, premium, if any, and interest or any additional amounts, if any, will be payable and where the debt securities can be surrendered for payment;

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any rights affecting the transfer, exchange or conversion of the debt securities;

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the dates from which interest, if any, may accrue and any interest payment dates and regular record dates or the method by which such date or dates will be determined;

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any sinking fund requirements;

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any provisions for redemption, including the redemption price, terms and conditions upon which the debt securities may be redeemed, in whole or in part, and any remarketing arrangements;

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whether the debt securities are denominated or payable in United States dollars or a foreign currency or units of two or more foreign currencies;

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if other than denominations of $2,000 or multiples of $1,000, and any integral multiple thereof, the denominations in which any debt securities to be issued in registered form will be issuable and, if other than a denomination of $5,000, the denominations in which any debt securities to be issued in bearer form will be issuable;

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the events of default and covenants of such debt securities;

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whether the Company will issue the debt securities in certificated or book-entry form;

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whether the debt securities will be in registered or bearer form and the denominations and terms and conditions relating thereto;

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whether the Company will issue any of the debt securities in permanent global form and, if so, the terms and conditions, if any, upon which interests in the global security may be exchanged, in whole or in part, for the individual debt securities represented by the global security;

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the applicability, if any, of the defeasance and covenant defeasance provisions described in this prospectus or any prospectus supplement;

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whether the Company will pay additional amounts on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether the Company will have the option to redeem the debt securities instead of making this payment;

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the subordination provisions, if any, relating to the debt securities;

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the provision of annual and/or quarterly financial information to the holders of the debt securities;

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a discussion of certain U.S. federal income tax and Bermuda law considerations;

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if applicable, the remedies for holders of debt securities;

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the right to make any changes to the indenture or the terms of the debt securities by the Company and what approval, if any, will be required from the holders of the debt securities;

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the provisions for voting on any changes to the indenture or the terms of the debt securities;

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the requirements for the Company to discharge, to defease or to covenant to defease the debt securities;

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certain restrictive covenants, if any, which may, among other things, limit the ability of the Company to: (i) grant liens on our assets, (ii) consolidate, merge or transfer property, (iii) make certain types of payments, including dividends, (iv) incur or guarantee additional debt, (v) sell assets or (vi) engage in certain lines of business; and

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any other specific terms of the debt securities, including any other deletions from or modifications or additions to the applicable indenture in respect of the debt securities.

The Company will have the ability under the indenture to “reopen” a previously issued series of the debt securities and issue additional debt securities of that series or establish additional terms of that series. The Company is also permitted to issue debt securities with the same terms as previously issued debt securities.
The Company may issue debt securities at less than the principal amount payable upon maturity. We refer to these securities as “original issue discount securities.” If material or applicable, we will describe in the applicable prospectus supplement special U.S. Federal income tax, accounting and other considerations applicable to original issue discount securities. The Company may also issue debt securities that are guaranteed by one or more of its subsidiaries, in which case the registration statement to which this prospectus relates will need to be amended to include such guarantees prior to such offering.
Interest, Registration and Transfer
Unless otherwise provided in the related prospectus supplement, principal, premium, interest and additional amounts, if any, with respect to any debt securities will be payable at the office or agency maintained by us for such purposes (initially the corporate trust office of the trustee). In the case of debt securities issued in registered form, interest may be paid by check mailed to the persons entitled thereto at their addresses appearing on the security register or by transfer to an account maintained by the payee with a bank located in the United States. A security issued in “registered form” is a security for which the Company or the paying agent keeps a record of all the current holders. Interest on debt securities issued in registered form will be payable on any interest payment date to the persons in whose names the debt securities are registered at the close of business on the regular record date with respect to such interest payment date. Interest on such debt securities which have a redemption date after a regular record date, and on or before the following interest payment date, will also be payable to the persons in whose names the debt securities are so registered. All paying agents initially designated by us for the debt securities will be named in the related prospectus supplement. The Company may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that the Company will be required to maintain a paying agent in each place where the principal of, any premium or interest on or any additional amounts with respect to the debt securities are payable.
Unless otherwise provided in the related prospectus supplement, the debt securities may be presented for transfer (duly endorsed or accompanied by a written instrument of transfer, if so required by us or the security registrar) or exchanged for other debt securities of the same series (containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount) at the office or agency maintained by us for such purposes (initially the corporate trust office of the trustee). Such transfer or exchange will be made without service charge, but we may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses then payable. We will not be required to (1) issue, register the transfer of, or exchange, the debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such debt securities and ending at the close of business on the day of such mailing, (2) register the transfer of or exchange any debt security so selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part, or (3) register the transfer of or exchange any debt security which, in accordance with its terms, has been surrendered for repayment at the option of the older, except the portion, if any, of such debt security not to be so repaid.
We will appoint the trustee as security registrar. Any transfer agent (in addition to the security registrar) initially designated by us for any debt securities will be named in the related prospectus supplement.

We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place where the principal of, any premium or interest on, or any additional amounts with respect to the debt securities are payable.
Unless otherwise provided in the related prospectus supplement, the debt securities will be issued only in fully registered form without coupons in minimum denominations of $2,000 and any integral multiple of $1,000. The debt securities may be represented in whole or in part by one or more global debt securities registered in the name of a depositary or its nominee and, if so represented, interests in such global debt security will be shown on, and transfers thereof will be effected only through, records maintained by the designated depositary and its participants as described below. Where the debt securities of any series are issued in bearer form, the special restrictions and considerations, including special offering restrictions and special U.S. federal income tax considerations, applicable to such debt securities and to payment on and transfer and exchange of such debt securities will be described in the related prospectus supplement. A security issued in “bearer form” is a security for which the Company does not keep a record of the holder. The owner is deemed to be the person holding the security.
The debt securities may be issued as original issue discount securities (bearing no interest or bearing interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their principal amount and may for various other reasons be considered to have original issue discount for U.S. federal income tax purposes. In general, original issue discount is included in the income of holders on a yield-to-maturity basis. Accordingly, depending on the terms of the debt securities, holders may be required to include amounts in income prior to the receipt thereof. Special U.S. federal income tax and other considerations applicable to original issue discount securities will be described in the related prospectus supplement.
If the purchase price of any debt securities is payable in one or more foreign currencies or currency units or if any debt securities are denominated in one or more foreign currencies or currency units or if the principal of, or any premium or interest on, or any additional amounts with respect to, any debt securities are payable in one or more foreign currencies or currency units, the restrictions, elections, certain U.S. federal income tax considerations, specific terms and other information with respect to such debt securities and such foreign currency or currency units will be set forth in the related prospectus supplement.
We will comply with Section 14(e) under the Exchange Act, and any other tender offer rules under the Exchange Act which may then be applicable, in connection with any obligation of the Company to purchase debt securities at the option of the holders. Any such obligation applicable to a series of debt securities will be described in the related prospectus supplement.
Unless otherwise described in a prospectus supplement relating to any debt securities, the indenture does not contain any provisions that would limit the our ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect our capital structure or credit rating.
You should refer to the prospectus supplement relating to a particular series of the debt securities for information regarding any deletions from, modifications of, or additions to the Events of Defaults described below or our covenants contained in the respective indenture, including any addition of a covenant or other provisions providing event risk or similar protection.
Conversion and Exchange
The terms, if any, on which debt securities of any series are convertible into or exchangeable for common shares, preference shares or other securities (whether issued by us), property or cash, or a combination of any of the foregoing, will be set forth in the related prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which the securities, property or cash to be received by the holders of the debt securities would be calculated according to the factors and at such time as described in the related prospectus supplement. Any such conversion or exchange will comply with applicable law and our organizational documents.
Consolidation, Amalgamation, Merger and Sale of Assets
Unless otherwise described in a prospectus supplement, the indenture provides that the Company may not (1) consolidate or amalgamate with or merge into any Person or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any Person, or (2) permit any Person to consolidate or amalgamate with or merge into the Company, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to the Company, unless, among other things, (a) in the case of (1) above, such Person is a Corporation organized and existing under the laws of the U.S., any state thereof or the District of Columbia, Bermuda, the Cayman Islands or any country which is, on the date of the indenture, a member of the Organization of Economic Co-operation and Development or the EU and expressly assumes, by supplemental indenture duly executed by the successor Person and delivered to the trustee, the due and punctual payment of the principal of, any premium and interest on and any additional amounts with respect to all of the debt securities issued thereunder, and the performance of the Company’s obligations under such indenture and the debt securities issued thereunder, and provides for conversion or exchange rights in accordance with the provisions of the debt securities of any series that are convertible or exchangeable into common shares or other securities; (b) immediately after giving effect to such transaction, no Event of Default, and no event which after notice or lapse of time or both would become an Event of Default, will have occurred and be continuing under such indenture; and (c) certain other conditions are met.
Events of Default
Unless we provide other or substitute Events of Default in a prospectus supplement, the following events will constitute an Event of Default under the indenture with respect to any series of debt securities issued thereunder (whatever the reason for such Event of Default and whether it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
(1)   default in the payment of any interest on any debt security of such series, or any additional amounts payable with respect thereto, when such interest becomes or such additional amounts become due and payable, and continuance of such default for a period of 90 days;
(2)   default in the payment of the principal of or any premium on any debt security of such series, or any additional amounts payable with respect thereto, when such principal, premium or such additional amounts become due and payable either at maturity, upon any redemption, by declaration of acceleration or otherwise;
(3)   default by the Company in the performance, or breach, of any other covenant or warranty of the Company contained in the applicable indenture for the benefit of such series or in the debt securities of such series, and the continuance of such default or breach for a period of 90 days after there has been given written notice as provided in such indenture; and
(4)   certain events relating to bankruptcy, insolvency or reorganization of the Company.
If an Event of Default with respect to the debt securities of any series (other than an Event of Default described in clause (4) of the preceding paragraph) occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of such series by written notice as provided in the applicable indenture may declare the principal amount (or such lesser amount as may be provided for in the debt securities of such series) of all outstanding debt securities of such series to be due and payable immediately. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the trustee, and subject to applicable law and certain other provisions of the applicable indenture, the holders of a majority in aggregate principal amount of the debt securities of such series may, under certain circumstances, rescind and annul such acceleration. An Event of Default described in clause (4) of the preceding paragraph will cause the principal amount and accrued interest (or such lesser amount as provided for in the debt securities of such series) to become immediately due and payable without any declaration or other act by the trustee or any holder.

The indenture provides that, within 90 days after the occurrence of any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the debt securities of any series, the trustee will transmit, in the manner set forth in such indenture and subject to the exceptions described below, notice of such default to the holders of the debt securities of such series, unless such default has been cured or waived. However, except in the case of a default in the payment of principal of, or premium, if any, or interest, if any, on, or additional amounts or any sinking fund with respect to, any debt security of such series, the trustee may withhold such notice if and so long as the trustee in good faith determines that the withholding of such notice is in the best interest of the holders of the debt securities of such series.
If an Event of Default occurs and is continuing with respect to the debt securities of any series, the trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of the debt securities of such series by all appropriate judicial proceedings. The indenture provides that, subject to the duty of the trustee during any default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the debt securities, unless such holders shall have offered to the trustee reasonable indemnity. Subject to such provisions for the indemnification of the trustee, and subject to applicable law and certain other provisions of the applicable indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to debt securities of such series.
Modification and Waiver
We and the trustee may modify or amend the indenture with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected thereby; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:
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change the stated maturity of the principal of, or any premium or installment of interest on, or any additional amounts with respect to, any debt security;

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reduce the principal amount of, or the rate (or modify the calculation of such principal amount or rate) of interest on, or any additional amounts with respect to, or any premium payable upon the redemption of, any debt security;

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change the Company’s obligation to pay additional amounts with respect to any debt security;

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change the redemption provisions of any debt security or, following the occurrence of any event that would entitle a holder to require the Company to repay any debt security at the option of the holder, adversely affect the right of repayment, at the option of such holder, of any affected debt security;

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change the place of payment or the coin or currency in which the principal of, any premium or interest on, or any additional amounts with respect to, any debt security is payable;

•
impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any debt security (or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of any holder, on or after the repayment date);

•
reduce the percentage in principal amount of the outstanding debt securities, the consent of whose holders is required in order to take specific actions;

•
reduce the requirements for quorum or voting by holders of debt securities in the applicable section of the indenture;

•
modify any of the provisions in the applicable indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of the debt securities, except to increase any percentage vote required or to provide that other provisions of such indenture cannot be modified or waived without the consent of the holder of each debt security affected thereby;

•
make any change that adversely affects the right to convert or exchange any debt security into or for our common shares or other debt securities or other securities, cash or property in accordance with its terms;

•
modify any of the provisions of the subordinated indenture or the junior subordinated indenture relating to the subordination of the subordinated debt securities, or the junior subordinated debt securities in a manner adverse to holders of the subordinated debt securities; or

•
modify any of the above provisions.

We and the trustee may modify or amend the indenture and debt securities without the consent of any holder in order to, among other things:
•
provide for the Company’s successor pursuant to a consolidation, amalgamation, merger or sale of assets;

•
add to the Company’s covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us by the applicable indenture;

•
provide for a successor trustee with respect to debt securities of all or any series;

•
cure any ambiguity or correct or supplement any provision in any indenture which may be defective or inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under any indenture which will not adversely affect the interests of the holders of debt securities of any series issued thereunder in any material respect;

•
change the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities under any indenture;

•
add any additional Events of Default with respect to all or any series of debt securities;

•
provide for conversion or exchange rights of the holders of any series of debt securities;

•
make any other amendments or modifications that do not materially adversely affect the interests of the holders of any debt securities then outstanding under the applicable indenture; provided that any amendment or modification that conforms the applicable indenture to the terms described in this prospectus (including any prospectus supplement) pursuant to which the applicable debt securities were initially sold shall be deemed not to adversely affect the interests of holders;

•
provide for any additional guarantees with respect to the debt securities of all or any series; or

•
provide for the addition of one or more co-obligors with respect to the debt securities of all or any series.

The holders of at least a majority in aggregate principal amount of debt securities of any series may, on behalf of the holders of all debt securities of that series, waive compliance by the Company with certain restrictive provisions of the applicable indenture. The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive any past default and its consequences under the applicable indenture with respect to debt securities of that series, except a default (1) in the payment of principal of, any premium or interest on or any additional amounts with respect to debt securities of that series or (2) in respect of a covenant or provision of the applicable indenture that cannot be modified or amended without the consent of the holder of each debt security of any series.
Under the indenture, the Company is required to deliver to the trustee annually a statement as to its performance of certain of its obligations under that indenture and as to any default in such performance. The Company is also required to deliver to the trustee, within five days after occurrence thereof, written notice of any Event of Default or any event which after notice or lapse of time or both would constitute an Event of Default under certain provisions of the indenture.
Discharge, Defeasance and Covenant Defeasance
The Company may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the trustee, in trust, funds in U.S. dollars or in the Foreign Currency (as defined below) in which such debt securities are payable in an amount sufficient to pay the entire indebtedness on such debt securities with respect to principal and any premium, interest and additional amounts to the date of such deposit (if such debt securities have become due and payable) or with respect to principal and any premium and interest to the maturity or redemption date thereof, as applicable.
The indenture provides that, unless the provisions of Section 4.2 thereof are made inapplicable to debt securities of or within any series pursuant to Section 3.1 thereof, the Company may elect either (1) to defease and be discharged from any and all obligations with respect to such debt securities (except for, among other things, the obligation to pay additional amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on such debt securities, if the debt securities of a series provide for the payment of such additional amounts, and other obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to such debt securities and to hold moneys for payment in trust) (“defeasance”) or (2) to be released from its obligations with respect to such debt securities under certain covenants as described in the related prospectus supplement, and any omission to comply with such obligations will not constitute a default or an Event of Default with respect to such debt securities (“covenant defeasance”). Defeasance or covenant defeasance, as applicable, will be conditioned upon the irrevocable deposit by us with the trustee, in trust, of an amount in U.S. dollars or in the Foreign Currency in which such debt securities are payable at stated maturity, or Government Obligations, or both, applicable to such debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient (without reinvestment) to pay the principal of, any premium and interest on such debt securities on the scheduled due dates or any prior redemption date.
Such a trust may only be established if, among other things:
(1)   the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which the Company is a party or by which it is bound;
(2)   no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to the debt securities to be defeased will have occurred and be continuing on the date of establishment of such a trust after giving effect to such establishment and, with respect to defeasance only, no bankruptcy proceeding will have occurred and be continuing at any time during the period ending on the 91st day after such date;
(3)   the Company has delivered to the trustee an opinion of counsel (as specified in the indenture) to the effect that the holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the IRS received by the Company, a Revenue Ruling published by the IRS or a change in applicable U.S. federal income tax law occurring after the date of the applicable indenture; and
(4)   with respect to defeasance, the Company has delivered to the trustee an officers’ certificate as to solvency and the absence of intent of preferring holders over other creditors.
“Foreign Currency” means any currency, currency unit or composite currency, including, without limitation, the euro, issued by the government of one or more countries other than the United States of America or by any recognized confederation or association of such governments.
“Government Obligations” means debt securities which are (1) direct obligations of the United States of America or the government or governments or confederation or association of governments which issued the Foreign Currency in which the debt securities of a particular series are payable, in each case, for the payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government or governments or confederation or association of governments which issued the Foreign Currency in which the debt securities of such series are payable, in each case, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government or governments or confederation or association of governments, which, in the case of clauses (1) and (2), are not callable or redeemable at the option of the Company, and will also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or any other amount with respect to any such Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian with respect to the Government Obligation or the specific payment of interest on or principal of or any other amount with respect to the Government Obligation evidenced by such depository receipt.
If, after the Company has deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to debt securities of any series, (1) the holder of a debt security of that series is entitled to, and does, elect pursuant to Section 3.1 of the applicable indenture or the terms of such debt security to receive payment in a currency other than that in which such deposit has been made in respect of such debt security, or (2) a Conversion Event (as defined below) occurs in respect of the Foreign Currency in which such deposit has been made, the indebtedness represented by such debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, any premium and interest on, if any, and any additional amounts, if any, with respect to, such debt security as such debt security becomes due out of the proceeds yielded by converting the amount or other properties so deposited in respect of such debt security into the currency in which such debt security becomes payable, as a result of such election or such Conversion Event based on (a) in the case of payments made pursuant to clause (1) above, the applicable market exchange rate for such currency in effect on the second business day prior to such payment date, or (b) with respect to a Conversion Event, the applicable market exchange rate for such Foreign Currency in effect (as nearly as feasible) at the time of the Conversion Event.
“Conversion Event” means the cessation of use of (1) a Foreign Currency both by the government of the country or countries which issued such Foreign Currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community or (2) any currency unit or composite currency for the purposes for which it was established.
In the event the Company effects covenant defeasance with respect to any debt securities and such debt securities are declared due and payable because of the occurrence of any Event of Default other than an Event of Default with respect to any covenant as to which there has been covenant defeasance, the amount in such Foreign Currency in which such debt securities are payable, and Government Obligations on deposit with the trustee, will be sufficient to pay amounts due on such debt securities at the time of the stated maturity or redemption date but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such Event of Default. However, the Company would remain liable to make payment of such amounts due at the time of acceleration.
Redemption
Unless otherwise described in a prospectus supplement relating to any debt securities, the Company may, at its option, redeem any series of debt securities, in whole or in part, at any time at the redemption price. Unless otherwise described in a prospectus supplement, debt securities will not be subject to sinking fund or other mandatory redemption or to redemption or repurchase at the option of the holders upon a change of control, a change in management, an asset sale or any other specified event. We will include appropriate risk factor disclosure in any prospectus supplement prepared in connection with the issuance of debt securities that are subject to redemption or repurchase at the option of the holders.
In the case where debt securities of a series provides for the payment of additional amounts, the Company may redeem such debt securities at its option, in whole but not in part, at a redemption price equal to 100% of the principal amount, together with accrued and unpaid interest and additional amounts, if any, to the date fixed for redemption, if at any time it receives an opinion of counsel stating that, as a result of any change to the laws of any relevant taxing jurisdiction, any action taken by the relevant taxing jurisdiction which action is applied with respect to it, or a decision rendered by a court of such relevant taxing jurisdiction, there is a substantial probability that it will be required to pay additional amounts as of the next interest payment date and such requirements cannot be avoided by the use of reasonable measures then available. Any such redemption will be subject to the redemption provisions in the indenture.

Unless otherwise described in a prospectus supplement, a notice of redemption may not be conditioned and a notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of debt securities to be redeemed at its registered address. Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the debt securities or portions thereof called for redemption.
Global Securities
The debt securities of a series may be issued in whole or in part in the form of one or more global debt securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to such series. The specific terms of the depositary arrangement with respect to a series of the debt securities will be described in the prospectus supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements.
Upon the issuance of a global security, the depositary for such global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by such global security to the participants’ accounts. Such accounts will be designated by the underwriters or agents with respect to such debt securities or by us if such debt securities are offered and sold directly by us. Ownership of beneficial interests by participants in a global security will be limited to participants and persons that may hold interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee (with respect to interests of participants) and on the records of participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global security.
So long as the depositary for a global security, or its nominee, is the registered owner of such global security, such depositary or such nominee, as applicable, will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the applicable indenture. Except as described below, owners of beneficial interests in a global security will not be entitled to have the debt securities of the series represented by such global security registered in their names and will not receive or be entitled to receive physical delivery of the debt securities of that series in definitive form and will not be considered owners or holders thereof under the indenture under which the debt securities are issued. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary. Persons who are not participants must rely on the procedures of the participant through which they own their interest. We understand that under existing industry practices, if we request any action of holders or if any owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, the depositary would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instruction of beneficial owners holding through them.
Principal of, any premium and interest on, and any additional amounts with respect to, the debt securities registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as applicable, as the registered owner of the global security representing such debt securities. None of the trustee, any paying agent, the security registrar or us will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security for such debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
We expect that the depositary for a series of the debt securities or its nominee, upon receipt of any payment with respect to such debt securities, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security for such debt securities as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name,” and will be the responsibility of such participants.

The indenture provides that if:
(1)   the depositary for a series of the debt securities notifies the Company that it is unwilling or unable to continue as depositary or if such depositary ceases to be eligible under the indenture and a successor depositary is not appointed by us within 90 days of written notice;
(2)   the Company determines that the debt securities of a particular series will no longer be represented by global securities and executes and delivers to the trustee a company order to such effect; or
(3)   an Event of Default with respect to a series of the debt securities has occurred and is continuing, the global securities will be exchanged for the debt securities of such series in definitive form of like tenor and of an equal aggregate principal amount, in authorized denominations.
Such definitive debt securities will be registered in such name or names as the depositary shall instruct the trustee. It is expected that such instructions may be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in global securities.
Payment of Additional Amounts
If the debt securities of a series provide for the payment of additional amounts on account of taxes, fees, assessments or governmental charges as will be described in the related prospectus supplement, the Company will pay to the holder of the debt securities of such series the additional amounts as described therein and, except as otherwise provided therein, the following provisions with respect to the payment of additional amounts shall apply.
The Company will make all payments of principal of and premium, if any, interest and any other amounts on, or in respect of, the debt securities of any series without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any jurisdiction in which it is organized (a “taxing jurisdiction”) or any political subdivision or taxing authority thereof or therein, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (x) the laws (or any regulations or rulings promulgated thereunder) of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein or (y) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof). If a withholding or deduction at source is required, the Company will, subject to certain limitations and exceptions described below, pay to the holder of any such debt security such additional amounts as may be necessary so that every net payment of principal, premium, if any, interest or any other amount made to such holder, after the withholding or deduction, will not be less than the amount provided for in such debt security and the indenture to be then due and payable.
Notwithstanding the foregoing, the Company will not be required to pay any additional amounts for or on account of:
(1)   any tax, fee, duty, assessment or governmental charge of whatever nature which would not have been imposed but for the fact that such holder (a) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, such debt security, (b) presented such debt security for payment in the relevant taxing jurisdiction or any political subdivision thereof, unless such debt security could not have been presented for payment elsewhere, or (c) presented such debt security for payment more than 30 days after the date on which the payment in respect of such debt security became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amounts if it had presented such debt security for payment on any day within that 30-day period;

(2)   any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;
(3)   any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder or the beneficial owner of such debt security to comply with any reasonable request by the Company addressed to the holder within 90 days of such request (a) to provide information concerning the nationality, residence or identity of the holder or such beneficial owner or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, assessment or other governmental charge; or
(4)   any combination of items (1), (2) and (3).
In addition, the Company will not pay additional amounts with respect to any payment of principal of, or premium, if any, interest or any other amounts on, any such debt security to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such debt security to the extent such payment would be required by the laws of the relevant taxing jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary, partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had it been the holder of the debt security.
As further described above under “— Redemption”, in certain cases where debt securities of a series or the guarantee of such debt securities provides for the payment of additional amounts, the Company or the guarantor may redeem such debt securities at its option, in whole but not in part, at a redemption price equal to 100% of the principal amount, together with accrued and unpaid interest and additional amounts, if any, to the date fixed for redemption.
New York Law to Govern
The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in that state.
INFORMATION CONCERNING THE TRUSTEE
The Company may from time to time borrow from, maintain deposit accounts with and conduct other banking transactions with the trustee and its affiliates in the ordinary course of business.
Under the indenture, the trustee is required to transmit annual reports to all holders regarding its eligibility and qualifications as trustee under the indenture and related matters.

DESCRIPTION OF DEPOSITARY SHARES
We describe in this section the general terms of depositary shares. We will describe the specific terms of any depositary shares issued in a prospectus supplement. The following description of the deposit agreement, the depositary shares and the depositary receipts is only a summary and you should refer to the forms of the deposit agreement and depositary receipt that will be filed with the SEC in connection with any particular offering of depositary shares.
General
We may offer fractional interests in preference shares, rather than full preference shares. In that case, we will provide for the issuance by a depositary to investors of receipts for depositary shares, each representing a fractional interest in a share of a particular series of preference shares. The depositary shares will be evidenced by depositary receipts issued under the depositary agreement. For a description of our preference shares, see “Description of Our Share Capital — Description of Preference Shares.”
The shares of any series of preference shares underlying the depositary shares will be deposited under a deposit agreement between us and the depositary, which must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $500,000,000. The depositary will be identified in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preference shares underlying such depositary share. Those rights include any dividend, voting, redemption, conversion and liquidation rights.
Dividends and Other Distributions
The depositary will distribute all cash dividends, if any, and other cash distributions, if any, received in respect of the preference shares to the record holders of depositary shares representing the preference shares in proportion to the number of depositary shares owned by such holders on the relevant record date.
If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto in proportion to the number of depositary shares owned by such holders on the relevant record date, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.
Withdrawal
Unless otherwise indicated in the applicable prospectus supplement and unless the related depositary shares have been called for redemption, if you surrender depositary receipts at the principal office of the depositary, then you will be entitled to receive the number of preference shares and any money or other property represented by such depositary shares. We will not issue partial preference shares. If you deliver depositary receipts evidencing a number of depositary shares that represent other than a whole number of preference shares by surrender for redemption or exchange, the depositary will issue to you a new depositary receipt evidencing the remainder of depositary shares at the same time that the preference shares are withdrawn. Holders of preference shares received in exchange for depositary shares will no longer be entitled to deposit those shares under the deposit agreement or to receive depositary shares in exchange for those preference shares.
Redemption of Depositary Shares
Unless otherwise specified in the applicable prospectus supplement, neither the depositary shares nor the series of preference shares underlying the depositary shares will be convertible or exchangeable into any other class or series of our share capital.
If the series of the preference shares underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the redemption proceeds, in whole or in part, of the series of the preference shares held by the depositary. The redemption price per depositary share will bear the same relationship to the redemption price per share of preference shares that the depositary share bears to the underlying preference shares. Whenever we redeem preference shares held by the depositary, the depositary will redeem, as of the same date, the number of depositary shares representing the preference shares redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as determined by the depositary.
Voting the Preference Shares
Upon receipt of notice of any meeting at which the holders of the preference shares are entitled to vote, the depositary will mail information about the meeting contained in the notice to the record holders of the depositary shares relating to the preference shares. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the preference shares) will be entitled to instruct the depositary as to how the preference shares underlying the holder’s depositary shares should be voted. The depositary will be required to vote, insofar as practicable, the number of preference shares represented by such depositary shares in accordance with such instructions, and we will agree to take all action that the depositary deems necessary in order to enable the depositary to do so. The depositary will abstain from voting preference shares to the extent it does not receive specific instructions from the holders of depositary shares representing such preference shares.
Amendment and Termination of the Deposit Agreement
We may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement by agreement with the depositary at any time. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts of a particular series or class will not be effective unless such amendment has been approved by the holders of depositary receipts representing at least a majority of the depositary shares of such series or class then outstanding. Additionally, in the case of amendments relating to or affecting rights to receive dividends or distributions or voting or redemption rights, approval is also required by the holders of depositary receipts representing not less than a specified percentage or all of the depositary shares of such series or class then outstanding, as provided in the applicable prospectus supplement. The deposit agreement may be terminated by us or the depositary only if:
•
all outstanding depositary shares relating to the deposit agreement have been redeemed or converted into or exchanged for other securities;

•
there has been a final distribution on the preference shares underlying the depositary shares relating to the deposit agreement in connection with our liquidation, dissolution or winding up and the distribution has been made to the holders of the related depositary shares evidenced by depositary receipts; or

•
the holders of depositary receipts representing not less than a specified majority of the outstanding depositary shares relating to the deposit agreement have consented to such termination.

Charges of Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We also will pay charges of the depositary in connection with the initial deposit of the related class or series of preference shares and any redemption of such preference shares. Holders of depositary receipts will pay all other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement for their accounts.
The depositary may refuse to effect any transfer of a depositary receipt or any withdrawal of shares of a class or series of preference shares evidenced thereby until all such taxes and charges with respect to such depositary receipt or such preference shares are paid by the holders thereof.
Miscellaneous
The depositary will forward to the holders of depositary receipts all reports and communications that we must furnish to the holders of the preference shares.

Neither we nor the depositary will be liable for any damages if, by law or any circumstance beyond our control, either of us is prevented or delayed in performing our respective obligations under the deposit agreement. Our obligations and the depositary’s obligations under the deposit agreement will be limited to performance in good faith of the duties set forth in the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preference shares unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preference shares for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF WARRANTS TO PURCHASE COMMON SHARES, PREFERENCE SHARES OR OTHER SECURITIES
The following is a description of the warrants that we may issue from time to time. The particular terms relating to the warrants, which may be different from or in addition to the terms described below, will be described in a prospectus supplement relating to the warrants.
We may issue warrants to purchase common shares or our preference shares, depositary shares, debt securities or any combination thereof. The warrants may be issued independently or together with any other securities and may be attached or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent and us. The warrant agent will act solely as our agent in connection with the warrants of any series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.
The applicable prospectus supplement will describe the terms of any warrants and the related offering in respect of which this prospectus is being delivered, including the following:
•
the title of the warrants;

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the aggregate number of the warrants;

•
the price or prices at which the warrants will be issued;

•
the designation and terms of the underlying securities purchasable upon exercise of the warrants and the number of such underlying securities initially issuable upon exercise of the warrants;

•
the price or prices at which the warrants may be exercised to purchase the securities underlying them;

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the date on which the right to exercise the warrants will commence and the date on which the right shall expire;

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if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•
if applicable, the designation and terms of the other securities with which the warrants are issued and the number of such warrants issued with each such underlying warrant;

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if applicable, the date on and after which the warrants and other securities will be separately transferable;

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information with respect to book-entry procedures, if any;

•
if applicable, a discussion of certain United States federal income tax considerations and Bermuda law;

•
the procedures and conditions relating to the exercise of the warrants; and

•
any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

In the case of warrants to purchase shares of our capital stock, certain provisions may allow or require the exercise price payable and/or the number of shares of stock purchasable upon warrant exercise to be adjusted upon the occurrence of events described in the applicable prospectus supplement, including the issuance of a stock dividend or a combination, subdivision or reclassification of stock; the issuance of rights, warrants or options to all common and preference shareholders entitling them to purchase our capital stock for an aggregate consideration per share less than the current market price per share of such stock; and any other events described in the prospectus supplement.

DESCRIPTION OF UNITS
We may issue units consisting of common shares, preference shares, debt securities, warrants, rights or any combination of those securities. The applicable prospectus supplement will describe their terms of any units and the related offering in respect of which this prospectus is being delivered, including the following:
•
the terms of each of the securities included in the units, including whether and under what circumstances the securities included in the units may or may not be traded separately or exchanged for or converted into any other securities;

•
the terms of any unit agreement governing the units;

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if applicable, a discussion of certain United States federal income tax considerations and Bermuda law; and

•
the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION
We may sell the applicable securities offered by this prospectus from time to time in one or more transactions, including without limitation:
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directly to one or more purchasers;

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through agents;

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to or through underwriters, brokers or dealers;

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through a combination of any of these methods.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options.
In addition, the manner in which we may sell some or all of the securities covered by this prospectus, include, without limitation, through.
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a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

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purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

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ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

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privately negotiated transactions.

We may also enter into hedging transactions. For example, may:
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enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common shares pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common shares received from us to close out its short positions;

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sell securities short and redeliver such shares to close out our short positions;

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enter into option or other types of transactions that require us to deliver common shares to a broker-dealer or an affiliate thereof, who will then resell or transfer the common shares under this prospectus; or

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loan or pledge the common shares to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell the applicable securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.
A prospectus supplement with respect to each offering of securities will state the terms of the offering of the securities, including:
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the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

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the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

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any delayed delivery arrangements;

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any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation identify;

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any discounts or concessions allowed or reallowed or paid to dealers; and

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any securities exchange or markets on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:
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at a fixed price or prices, which may be changed;

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at market prices prevailing at the time of sale;

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at prices related to the prevailing market prices; or

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at negotiated prices.

General
Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Any underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.
Underwriters and Agents
If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement or pricing supplement, as the case may be.
Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.
We may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.
In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.
Dealers
We may sell the offered securities to dealers as principals. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.
Direct Sales
We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.
Institutional Purchasers
We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.
We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.
Indemnification; Other Relationships
We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.
Market-Making, Stabilization and Other Transactions
There is currently no market for any of the offered securities, other than the common shares which are listed on the NYSE. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the preference shares or debt securities on any securities exchange or quotation system; any such listing with respect to any preference shares or any debt securities will be described in the applicable prospectus supplement or pricing supplement, as the case may be.
In connection with any offering of common shares, preference shares, debt securities or securities that provide for the issuance of common shares upon conversion, exchange or exercise, as the case may be, the underwriters may purchase and sell shares of common shares, preference shares or our debt securities in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common shares in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the common shares in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of common shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.
In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.
Fees and Commissions
In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.
LEGAL MATTERS
Certain legal matters with respect to U.S. federal law and New York law with respect to the validity of the offered securities will be passed upon for us by Willkie Farr & Gallagher LLP, New York, New York. Certain legal matters with respect to Bermuda law will be passed upon for us by Conyers Dill & Pearman Limited, Hamilton, Bermuda. Additional legal matters may be passed upon for any underwriters, dealers or agents by counsel that will be named in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.
ENFORCEMENT OF CIVIL LIABILITIES UNDER U.S. FEDERAL SECURITIES LAWS
We are a Bermuda company. In addition, certain of our directors and officers as well as certain of the experts named in this prospectus, reside outside the United States, and all or a substantial portion of our assets and their assets are located outside the United States. Therefore, it may be difficult for investors to effect service of process within the United States upon those persons or to recover against us or those persons on judgments of courts in the United States, including judgments based on civil liabilities provisions of the U.S. Federal securities laws.
We have been advised by Conyers Dill & Pearman Limited, our Bermuda counsel, that the United States and Bermuda do not currently have a treaty providing for reciprocal recognition and enforcement of judgments in civil and commercial matters. We also have been advised by Conyers Dill & Pearman Limited that there is doubt as to whether the courts of Bermuda would enforce (1) judgments of U.S. courts based on the civil liability provisions of the U.S. Federal securities laws obtained in actions against us or our directors and officers, and (2) original actions brought in Bermuda against us or our officers and directors based solely upon the U.S. Federal securities laws. A Bermuda court may, however, impose civil liability on us or our directors or officers in a suit brought in the Supreme Court of Bermuda provided that the facts alleged constitute or give rise to a cause of action under Bermuda law. Certain remedies available under the laws of U.S. jurisdictions, including certain remedies under the U.S. Federal securities laws, would not be allowed in Bermuda courts to the extent that they are contrary to public policy.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part. This prospectus and any accompanying prospectus supplement do not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our Company and the securities registered hereby, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus and any accompanying prospectus supplement as to the contents of any contract or other document referred to in, or incorporated by reference in, this prospectus and any accompanying prospectus supplement are not necessarily complete and, where that contract or other document is an exhibit to the registration statement, each statement is qualified in all respects by the exhibit to which the reference relates.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. These documents contain specific information regarding us. Our SEC filings are available (free of charge) from our web site at www.essentgroup.com. Our public filings are also available from the SEC’s website at the address http://www.sec.gov. Information contained on our web site or any other web site is not incorporated into this prospectus and does not constitute a part of this prospectus. Document requests may be directed to Secretary, Essent Group Ltd., Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda. Our common shares are listed on the NYSE under the ticker symbol “ESNT.”
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. These documents contain important information about us and our financial condition. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and may supersede this information. We incorporate by reference the documents listed below and their amendments, except information furnished under Item 2.02 or Item 7.01 of Form 8-K, which is neither deemed filed nor incorporated by reference herein:
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our Annual Report on Form 10-K for the year ended December 31, 2023, filed on February 16, 2024;

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our definitive proxy statement on Schedule 14A filed on April 6, 2023;

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the description of common shares set forth in our registration statement on Form 8-A/A filed on October 28, 2013, including any and all amendments and reports filed for the purpose of updating that description; and

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any future filings we make under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, as amended, including any filings after the date of this registration statement until we terminate this offering.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein may be modified or superseded in the future. Any such statement so modified shall not be deemed to constitute a part of this registration statement except as so modified and any statement so superseded shall not be deemed to constitute a part of this registration statement.
To receive a free copy of any of the documents incorporated by reference in this prospectus, other than any exhibits, unless the exhibits are specifically incorporated by reference into this prospectus, call us at (441) 297-9901 or write us at the following address: Essent Group Ltd., Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda, Attention: Secretary.

$
ESSENT GROUP LTD.
% Senior Notes due
Prospectus Supplement
Joint Book-Running Managers
J.P. Morgan	BofA Securities
Goldman Sachs & Co. LLC	Citizens Capital Markets	US Bancorp
                 , 2024